AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1999
                         COMMISSION FILE NO.  333-65583

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                         PRE-EFFECTIVE AMENDMENT NO.  3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

           NEVADA                          7371                         98-0167013
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification Number)

                                                                   ROBERT KUBBERNUS, CEO
                                                                   JAWS TECHNOLOGIES, INC.
1013 17TH AVENUE SW T2T 0A7                                        1013 17TH AVENUE SW T2T 0A7
CALGARY, ALBERTA CANADA                                            CALGARY, ALBERTA CANADA
(403) 508-5055                                                     (403) 508-5055
(Address, including zip code, and telephone number                 (Name, address, including zip code, and
including area code, of registrant's principal Executive offices)  telephone number including area code, of agent for service)

                                   Copies to:
                          ROBERT L. SONFIELD, JR., ESQ.
                               SONFIELD & SONFIELD
                              770 S. POST OAK LANE
                              HOUSTON, TEXAS 77056
                                 (713) 877-8333
                            FACSIMILE: (713) 877-1547


    Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after the effective date of this registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
       Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

                                         CALCULATION OF REGISTRATION FEE


                                 Proposed Maximum     Proposed Maximum
Title of Securities              Number of Shares    Offering Price Per    Aggregate Offering       Amount of
Being Registered                 Being Registered        Share (1)             Price (1)        Registration Fee
  a. 1,912,317. . . . . . . . .  $          0.1118  $            213,798  $              64.79
  b. 1,642,857. . . . . . . . .  $            0.28  $            460,000  $             139.40
  c. 625,000. . . . . . . . . .  $            0.40  $            250,000  $              75.75
Common Stock Underlying . . . .  d. 923,077         $               0.65  $            600,000  $          181.82
Thomson Kernaghan Debentures. .  e. 8,700,000       $               0.40  $          3,480,000  $         1054.55
-------------------------------  -----------------  --------------------  --------------------  -----------------
                                                    $             121.21
Common Stock Underlying . . . .  f. 1,428,572       $               0.28  $            400,000  $          181.82
Thomson Kernaghan Warrants. . .  g. 923,077         $               0.65  $            600,000
-------------------------------  -----------------  --------------------  --------------------
Common Stock Underlying Bristol
Asset Management Warrants . . .          1,000,000  $               0.70  $            700,000  $          212.12
-------------------------------  -----------------  --------------------  --------------------  -----------------
TOTAL . . . . . . . . . . . . .         17,154,900  $          6,703,798  $            2031.46
-------------------------------  -----------------  --------------------  --------------------


(1)     Calculated  pursuant  to  Rule  457  (g).
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the securities and exchange commission, acting pursuant to said section 8(a), may determine.

                                EXPLANATORY NOTE
                                ----------------

     This registration statement covers the primary offering of shares of common stock by JAWS Technologies, Inc., a Nevada corporation, and the reoffering of shares of common stock by certain selling security holders. This statement is being filed in order to register, on behalf of the selling security holders, a total of 17,154,900 shares of common stock as follows: (i) 13,803,251 shares of common stock issuable to Thomson Kernaghan & Co. upon conversion of debentures,
(ii) 2,351,649 shares of common stock issuable to Thomson Kernaghan & Co. upon exercise of warrants, and (iii) 1,000,000 shares of common stock issuable to Bristol Asset Management upon exercise of the warrants. The secondary shares are being registered in order to provide the holders thereof with freely tradeable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

     The selling stockholders may from time to time offer and sell all or a portion of the secondary shares in the over-the-counter market, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The secondary shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Each of the selling stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the secondary shares to be made directly or through agents.

     The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of secondary shares may be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended (the 'Securities Act'), and any commissions received by them and any profit on the resale of the secondary shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     There will be no proceeds received by JAWS Technologies, Inc., from the sale of any secondary shares by the selling stockholders and JAWS Technologies, Inc. has agreed to bear the expenses of registration of the secondary shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

                  JAWS TECHNOLOGIES, INC., A NEVADA CORPORATION
                        17,154,900 SHARES OF COMMON STOCK


     This  is  an  offering  of  17,154,900  shares  of  common  stock  of  JAWS
Technologies, Inc. ("JAWS"), a Nevada corporation, held by certain of JAWS selling security holders. Of the 17,154,900 shares being offered by the selling security holders, 3,351,649 shares are issuable upon the exercise of warrants owned by the selling security holders. JAWS will not receive any proceeds from the sale of the shares but JAWS will receive proceeds from the selling security holders if they exercise their warrants.






JAWS Technologies, Inc.
1013 - 17th Avenue SW T2T 0A7      JAWS has developed encryption software to
Calgary, Alberta CANADA . . .      sell through Internet service providers.





                       JAWS common stock currently trades
                       on the OTC Bulletin Board under the
                              Trading Symbol "JAWZ"

    On August 4, 1999, the closing bid price for JAWS common stock was $2.02.

                            _________________________


    This investment involves a high degree of risk.  Investors should purchase shares
  only if they can afford a complete loss.  See "High Risk Factors" beginning on page 4.

                            _________________________

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS
   PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS AUGUST 6, 1999
                                        i

TABLE  OF  CONTENTS



PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
HIGH RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
MARKET PRICE AND DIVIDENDS OF JAWS'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS      9
DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION. . . . . . . . . . . . . . . . . .     11
BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . . .     26
SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . . . . . . .     28
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . . . . . . . . . . . .     29
INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .  F - 1



                                        3
                      PROSPECTUS SUMMARYPROSPECTUS SUMMARY

                             JAWS TECHNOLOGIES, INC.

     JAWS Technologies, Inc., a Nevada corporation owns 100% of the capital stock of JAWS Technologies, Inc., an Alberta corporation, (together, throughout this prospectus, referred to as "JAWS"), is a company attempting to produce and mass market computer software that is developed for the purpose of encrypting data before its transmission and unscrambling the data when it is received by the proper person. JAWS believes that Internet service providers ("ISP"), with whom JAWS has agreements, will market and sell JAWS' encryption software. JAWS' executive offices are located on the second floor at 1013-17th Avenue, S.W., Calgary, Alberta, Canada T2P-2T5, JAWS' telephone number is (403) 508-5055, JAWS' facsimile number is (403) 508-5058 and JAWS' website is http://www.jawstech.com.


                                  THE OFFERING

Common Stock outstanding prior to the offering    13,061,949 shares
Common Stock offered . . . . . . . . . . . . .  17,154,900 shares(1)
                                                --------------------
Common Stock outstanding after the offering. .  30,216,849 shares(2)
                                                ====================


----------------------------
(1) Assumes issuance of the 13,803,251 shares underlying Thomson Kernaghan & Co., Ltd. debentures and 2,351,649 shares underlying Thomson Kernaghan & Co., Ltd. Warrants, and 1,000,000 shares of common stock issuable to Bristol Asset Management upon exercise of warrants.
(2) Does not include 10,187,270 issued and outstanding common shares, 2,392,600 shares of common stock issuable under the 1998 JAWS' Stock Option Plan and 2,173,282 common shares issuable pursuant to outstanding options and warrants.


                             SUMMARY FINANCIAL DATA
                       CONSOLIDATED FINANCIAL STATEMENTS

     The summary of data in the table is derived from the JAWS' audited consolidated financial statements and related notes. The data should be read in conjunction with the complete consolidated financial statements and the related notes contained elsewhere herein.

                            SUMMARY OF SELECTED CONSOLIDATED FINANCIAL INFORMATION

                    THREE MONTHS ENDED MARCH 31, 1999     TWELVE MONTHS ENDED DECEMBER 31, 1998

                                (UNAUDITED)    PERIOD FROM JANUARY 27, 1997 TO DECEMBER 31, 1997
                                              ---------------------------------------------------
Results of Operations
------------------------------
  Revenue                       $     3,047   $                                           29,068   $       0
  Expenses                      $ 1,205,032   $                                        3,105,355   $ 136,854
  Net loss for the period       $ 1,201,985   $                                        3,076,287   $ 136,854

Financial Position
------------------------------
  Current Assets                $   199,810   $                                          194,549   $   7,611
  Working Capital (Deficiency)  $  (909,287)  $                                         (431,166)  $ (25,365)

Total Assets                    $   506,915   $                                          273,379   $   9,931
Total Liabilities               $ 1,782,573   $                                          847,038   $ 111,135
Stockholders' Deficiency        $(1,275,649)  $                                         (573,659)  $(101,204)


                                  THE COMPANY

     JAWS Technologies, Inc., is a Nevada corporation which owns 100% of the shares of JAWS Technologies, Inc., an Alberta corporation, with offices in Alberta, Canada (together, throughout this prospectus, referred to as "JAWS"). JAWS has developed software utilizing encryption algorithms of 4,096 bits to scramble data and has developed a business plan to mass produce and distribute that software.

     JAWS' software operates under Windows 3.1, Windows 95, Windows 98, and Windows NT. Other platforms are currently under development.

     JAWS' software has been in development for approximately 15 years. In May, 1998, JAWS concluded the research and development stage for its first product and sold JAWS L5 Data Encryption Software. JAWS now employs a sales and marketing team to support the product and JAWS has signed two agreements with ISPs who market and sell JAWS' products and services.

     JAWS believes that there are numerous markets for the its software. JAWS believes value added resellers ("VAR") are a significant potential market for its products. External software developers can use JAWS' software as an added benefit in their product to enhance product offerings. Accounting software programs, database developments, e-mail programs and communication software are all potential channels for JAWS' software. Additional potential customers include the smart card industry, hand-held computing devices, telecommunications, and access control devices. JAWS' products provide security enhancements to existing products offered by other manufacturers. Direct sales channels for JAWS include ISPs, data warehouses, corporate networks and personal computer users.

     On September 25, 1998, JAWS entered into a debenture acquisition agreement (the "Debenture Agreement") with Thomson Kernaghan & Co. Ltd. ("Thomson Kernaghan"). This agreement allowed Thomson Kernaghan to purchase from JAWS up to two million dollars ($2,000,000) of a 10% convertible debenture and warrants to purchase 1,428,572 common shares at $0.28 per share. On April 27, 1999, JAWS and Thomson Kernaghan amended the Debenture Agreement. The amended Debenture Agreement, amongst other modifications, increased the maximum allowable dollar value of the purchasable convertible debentures under the Debenture Agreement, from two million ($2,000,000) dollars to five million ($5,000,000) dollars, and fixed the conversion price as follows:

     1. $1,520,000 of the $5 million available under the debenture agreement has been advanced as of August 5, 1999. Of this amount, $210,000, plus interest in the amount of $3,798, has been noticed for conversion at $0.1118, that will result in the issuance of 1,912,317 shares.

     2.     Of  the  remaining  balance:

     (a) $210,000 may be converted at a fixed price of $0.28 per common share;

     (b) $250,000 may be converted at a fixed price of $0.28 per common share;

     (c) $250,000 may be converted at a fixed price of $0.40 per common share;

     (d) $600,000 may be converted at a fixed price of $0.65 per common share; and

(e) The remaining increments of the financing will be drawn down at the minimum conversion price of $0.40, within a reasonable time period after the effective date of this registration statement.

     3. JAWS is not obligated to take down the financing from Thomson Kernaghan and may re-negotiate the conversion price prior to any advance.

     In connection with the amended debenture agreement, Thomson Kernaghan will receive warrants to purchase 923,077 common shares at $0.65 per share, a finance fee of 10% on the first $2,000,000 funded and 8% of the amount funded in excess of $2,000,000. The finance fee may be paid in cash on funding or a combination of cash and restricted shares. JAWS, at its discretion, may pay up to 37.5% of the finance fee by the issuance of the restricted shares.

     JAWS intends to add the net proceeds from the amended Debenture Agreement, and from the exercise of the underlying warrants, to the general funds of JAWS. These funds are to be used for working capital and other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Financing". JAWS will pay for all of the expenses of the registration statement, of which this prospectus is a part, estimated to be approximately $150,000.

     JAWS' executive offices are located at 1013 - 17th Avenue SW Calgary, Alberta, Canada T2T 0A7 and JAWS' telephone number is (403) 508-5055.

                       HIGH RISK FACTORSHIGH RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN
EVALUATING JAWS AND ITS BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREIN. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. JAWS' ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. RISKS CONCERNING JAWS:

JAWS  HAS  A  LIMITED  OPERATING  HISTORY  AND  CONTINUED  OPERATING  LOSSES

     JAWS was incorporated on January 27, 1997, and did not begin producing software until October 1997. To date, JAWS has produced and sold a number of copies of software and has also produced promotional demos. JAWS has a short operating history and limited number of software sales. JAWS does not have significant revenues. Investors in this offering will have little meaningful information about JAWS to assist in evaluating whether JAWS will ever be able to successfully produce and market JAWS' software or whether an investment in JAWS will be profitable or unprofitable.

     Because of JAWS' short operating history and limited sales, it faces all the risks and problems associated with a new business, including the existence of operating losses. For example, between the time of JAWS incorporation and March 31, 1999, JAWS has incurred cumulative losses of $4,415,126 and an accumulated deficit of $4,415,126. JAWS anticipates that losses will continue in the future unless it is able to produce revenue from sales of JAWS' software.

RISKS ASSOCIATED WITH THE PROTECTION, EXPIRATION OF COPYRIGHT, TRADEMARKS AND PATENTS PENDING AND INFRINGEMENT OF JAWS' PRODUCTS

     JAWS' success depends upon its proprietary encryption technology. JAWS relies on a combination of contractual rights, copyright, trade secrets, know-how, trademarks, non-disclosure agreements and technical measures to establish and protect JAWS' rights. JAWS cannot assure investors that it can protect its rights and prevent third parties from using or copying JAWS' technology.

     JAWS does not presently own any patents, copyright registrations, or registered trademarks, but it has filed a U.S. patent application for the L5 Data Encryption algorithm. However, there is no guarantee JAWS will be successful and receive a patent.

     JAWS believes that its technology was independently developed and that it does not infringe on the proprietary rights or trade secrets of others. However, JAWS cannot assure investors that it has not infringed on the technologies of third parties or that third parties will not make infringement violation claims against JAWS. Any infringement claims against JAWS may have a negative effect on our ability to produce software.

     International U.S companies currently use all or a portion of the name "JAWS" in connection with products or services in industries different from that of JAWS.

RISKS  ASSOCIATED  WITH  AUDITOR'S  GOING  CONCERN  OPINION

     JAWS' audited financial statements include a statement that JAWS' recurring losses from operations and net capital deficiency raise substantial doubts about JAWS' ability to continue as a going concern. While JAWS has secured funding to continue operations, the financing terms are not favorable for JAWS; further, there is no guarantee that JAWS will cease to have recurring losses from operations or cease to have a net capital deficiency in the near future.

RISKS  OF  NOT  BEING  ABLE  TO  COMPETE  WITH  LARGER  SOFTWARE  COMPANIES

     The market for the type of encryption software JAWS has designed is extremely competitive and JAWS expects that competition will increase in the future. JAWS' competitors include many large companies that have substantially greater market presence and financial resources than JAWS does. For example, JAWS will compete with RSA and PGP Network Associates, national accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities management companies, general management consulting firms and programming companies and other national, regional and local companies, for a greater share of the encryption software market.

     JAWS believes that its ability to compete successfully depends on a number of factors including:

               the design of high performance and quality encryption software; developing a market presence;
               the timely delivery of JAWS' encryption software; competitive pricing policies for its products and services; the timing and introduction of JAWS' products and services into the  market;  and
               its ability to keep up with existing and emerging industry trends.

     Current or increased competition may either prevent JAWS from entering, or maintaining, a place in the encryption software production market. JAWS cannot guarantee that it will have the financial resources or marketing and manufacturing capabilities to compete successfully in the encryption software production market. If JAWS cannot successfully compete, it will probably be forced to terminate its operations. See "Business-Competition."

RISK  OF  JAWS'  MARKETING  STRATEGY  BEING  UNSUCCESSFUL

     JAWS expects to derive substantially all of its sales revenue through independent third parties who either resell or use JAWS' products to enhance their own products. As of August 4, 1999, JAWS has executed agreements with two
(2) ISPs. No other contracts have been executed and JAWS cannot guarantee that any other contracts will be signed. The terms of the agreements provide that either party may terminate an agreement at any time. JAWS is unable to determine how successful these providers will be in selling JAWS' software. Furthermore, JAWS does not have any history or experience in establishing or maintaining such third party support, and there can be no assurance that it will be able to successfully support the JAWS' reseller network. If JAWS is unable to provide such support, it may lose resellers and, consequently, distribution of JAWS' products would be adversely affected. Additionally, most resellers will offer competitive products manufactured by third parties. There can be no assurance that JAWS' resellers will give priority to JAWS' products over competitors' products. Finally, if JAWS is unable to support a reseller, it will need to attract an additional or replacement reseller to sell JAWS' products. There can be no assurance that JAWS will be able to convince a sufficient number of additional or replacement resellers in order to assure that JAWS' products will be successfully marketed, distributed and profitable or that such additional or replacement resellers will be successful in selling JAWS' products. Any reduction or delay in sales of JAWS' products by JAWS' resellers would have a material adverse effect on JAWS' business, operating results and financial condition.

RISK OF NOT BEING ABLE TO EXPAND JAWS' SOFTWARE PRODUCTION AND DISTRIBUTION CAPACITIES

     JAWS must increase its software production capacity and expand the JAWS' marketing network to sell its software before it will have a chance to compete in the marketplace. So far, JAWS has two (2) agreements with ISPs to sell JAWS' products and services. No other contracts exist and JAWS cannot guarantee that any other contracts will be signed. Without additional contracts it will be difficult to successfully market and sell JAWS' services and products.
     Increasing JAWS' manufacturing and marketing capacity will involve hiring additional personnel, purchasing additional manufacturing equipment and spending significant funds on advertising. The foregoing will require significant capital expenditures, which will most likely increase JAWS' operating losses for an indefinite period of time. JAWS' expansion plans will also place a great deal of strain on its management team most of whom have not had experience managing large complex business operations. JAWS cannot guarantee that it will be able to expand its software production and marketing capabilities as planned. If any of these obstacles prevent JAWS from expanding its software production and marketing business, JAWS may be forced to terminate its operations.

RISK  THAT  PROCEEDS  FROM  AVAILABLE  FINANCING  WILL  NOT  BE  SUFFICIENT

     Developing, manufacturing and marketing software and information technology solutions and JAWS' plans for expansion, as mentioned above, will require significant amounts of capital. Since JAWS has no significant internal revenues to finance its continuing operations and plans for expansion, JAWS is dependent upon the proceeds from sales of its securities to satisfy its capital requirements. JAWS believes that the proceeds it receives from the financing discussed in this Prospectus will satisfy its capital requirements for twelve months. After twelve months, JAWS will have to arrange for additional financing, unless it is receiving revenues from sales of JAWS' products, to finance its manufacturing and marketing operations at a sufficient level. Financing options could include, but will not be limited to, additional sales of JAWS' securities or an operating line of credit. If JAWS is unable to obtain additional financing on satisfactory terms when needed, JAWS may have to suspend its operations or terminate its operations altogether.

RISKS ASSOCIATED WITH NOT KEEPING JAWS' SOFTWARE AND RELATED PRODUCTS AND TECHNOLOGY CURRENT AND COMPETITIVE

     JAWS' success will depend in part on its ability to develop information technology solutions that keep pace with continuing changes in information technology, evolving industry standards and changing client preferences. The information technology industry is subject to rapidly changing technology and emerging competition. JAWS cannot assure investors that it will be able to successfully identify new opportunities and develop and bring new products to market in a timely manner, nor can JAWS guarantee investors that products developed by its competitors will not make JAWS' products noncompetitive or obsolete. Also, JAWS cannot assure investors that it will have the capital resources or the ability to implement any new technology.

IMPACT  OF  THE  YEAR  2000  ON  JAWS'  COMPUTER  SYSTEMS

     Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the year 2000. Some older computer systems store dates with only a two-digit year with an assumed prefix of "19" which limits those older systems to dates between 1900 and 1999. If not corrected, many computer systems and applications could fail or create erroneous results by or at the year 2000.

     JAWS has assessed the scope of its risks related to the problems these computer systems may have related to the year 2000, and JAWS believes such risks are not significant. In addition, JAWS is in the process of questioning JAWS' vendors and business partners about their progress in identifying and addressing problems related to the year 2000. However, no assurance can be given that all of these third party systems or JAWS' computer systems will be year 2000 compliant.

     JAWS' principal software products are year 2000 compliant. However, because JAWS' products are designed to work with other software products developed and sold by third parties, any failure of these third party software products to be year 2000 compliant could result in the failure of JAWS' software products to effectively operate. Any such failure could harm JAWS' reputation in the market and could have an adverse effect on sales of JAWS' products and its financial performance.

DEPENDENCE  ON  KEY  PERSONNEL

     JAWS'  success  depends  on  the  efforts of its management team, including
Robert J. Kubbernus, Chairman and Chief Executive Officer, Tej Minhas, President and Chief Operating Officer, Vera Gmitter, Vice President Operations, and Riaz Mamdani, the Chief Financial Officer. Even though JAWS has employment agreements with some members of JAWS' management team, JAWS' cannot guarantee that these persons will continue their employment with JAWS. The loss of services of one or more of the key people would have a negative effect on JAWS' ability to conduct its operations. Currently JAWS does not have key man life insurance on any of the members of JAWS' management team. JAWS' success also depends on JAWS' ability to hire and retain additional qualified executive, computer programming, engineering, production, investor management and marketing personnel. JAWS cannot assure that it will be able to hire or retain necessary personnel.

LIKELIHOOD  THAT  AN  INVESTMENT  IN  JAWS  WILL  BE  DILUTED

     Dilution is the difference between the amount investors pay for a share of common stock in this offering and the net tangible book value per share of such common stock immediately after the offering. If investors invest in this offering, they will incur an immediate and substantial dilution of the investment. In addition, JAWS may issue a substantial number of shares of common stock or preferred stock without investor approval. Any such issuance of JAWS' securities in the future could reduce an investor's ownership percentage and voting rights in JAWS and further dilute the value of an investment.

LIMITED  MARKET  FOR  JAWS'  SECURITIES

     There is currently only a limited trading market for JAWS' common stock. JAWS' common stock trades on the OTC Bulletin Board under the symbol "JAWZ," which is a limited market in comparison to the NASDAQ system or the American Stock Exchange. JAWS cannot assure investors that JAWS' common stock will ever qualify for inclusion on the NASDAQ Small Cap Stock Market or that more than a limited market will ever develop for JAWS' common stock.

RISK  ASSOCIATED  WITH  PENNY  STOCK RULES LIMITING THE LIQUIDITY OF JAWS' STOCK

     JAWS' common stock currently trades on the OTC Bulletin Board at a price of less than $5.00 per share and is subject to the Penny Stock Rules under the Securities Exchange Act of 1934. These rules regulate broker-dealer practices for transactions in "Penny Stocks." Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Security and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer and salesperson compensation information, must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

     In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce purchases of this offering and reduce the trading activity in the market for JAWS' common stock. As long as JAWS'' common stock is subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

RISKS  ASSOCIATED  WITH  MARKET  ACCEPTANCE  OF  JAWS'  PRODUCT  LINE

     JAWS' success depends on whether or not its products are accepted in the marketplace. Investors should be aware that companies introducing new products into the market are subject to a high level of uncertainty and risk. Because the market for JAWS' software is new and evolving, JAWS cannot predict the size and future growth rate, if any, of the market. JAWS cannot assure investors that the market for JAWS' software will develop or that demand for JAWS' software will emerge or become economically sustainable. Market acceptance of JAWS' products depends on JAWS' ability to establish a brand image and a reputation for high quality, and differentiate JAWS' products from competitors. There can be no assurance that JAWS' products will be perceived as being of high quality and better than other products, or that JAWS will be successful in establishing the JAWS' brand image. Additionally, JAWS' management team has no experience manufacturing or marketing software on a large scale. JAWS' management's lack of experience could result in the failure of JAWS' ability to sell its software.

POSSIBLE  VOLATILITY  OF  JAWS'  STOCK  PRICE

     Stock markets are subject to significant price fluctuations which may be unrelated to the operating performance of particular companies and the market price of JAWS' common stock may frequently change. The market price of JAWS' common stock could continue to fluctuate substantially due to a variety of factors, including: quarterly fluctuations in results of operations, JAWS' ability to meet analysts' expectations, adverse circumstances affecting the introduction of market acceptance of new products and services offered by JAWS', announcements of new products and services by competitors, changes in the information technology environment, changes in earnings estimates by analysts, changes in accounting principles, sales of JAWS' common shares by existing holders, loss of key personnel, and other factors.

NO  DIVIDENDS  ANTICIPATED  ON  JAWS'  COMMON  STOCK

     JAWS does not anticipate generating cash flows from its operations in the near future. If JAWS does generate cash flows from operations, JAWS intends to use those positive cash flows to finance further growth of its business and does not anticipate paying dividends to JAWS' shareholders. Accordingly, investors should not purchase the shares with the investment objective of receiving dividend revenue.

AUTHORIZATION  OF  PREFERRED  STOCK  AND  POSSIBLE  ANTI-TAKEOVER  EFFECTS

     JAWS' board of directors is authorized to create and issue shares of preferred stock without the approval of JAWS' shareholders. Any preferred stock that the JAWS' board of directors creates and issues could negatively affect the voting power or other rights of JAWS'' common stock holders. Also, the JAWS' board of directors may create preferred stock, which could be used to prevent a third party from taking control of JAWS. Although JAWS does not plan to issue any shares of preferred stock, it may choose to do so in the future. See the section of this prospectus entitled "Description of Securities - Preferred Stock."

RISKS ASSOCIATED WITH EXPENSES INCURRED TO PROTECT DIRECTORS AND OFFICERS FROM LIABILITY

     JAWS' articles of incorporation allow it to reimburse JAWS' officers and directors for damages they may be subject to, that result from a breach of their fiduciary duties to JAWS' shareholders. JAWS' articles of incorporation also require us to advance money to any officer or director if the law does not prevent it from doing so. JAWS may experience significant cash flow problems if JAWS is required to either reimburse, or advance money to, JAWS' Officers or Directors for such purposes. See "Management - Indemnification of Directors and Officers."


                         USE OF PROCEEDSUSE OF PROCEEDS

     There  are  no  proceeds  to  be  raised  from  this  offering.


                   MARKET PRICE AND DIVIDENDS OF JAWS' COMMON
                   EQUITY AND OTHER STOCKHOLDER MATTERSMARKET
                      PRICE AND DIVIDENDS OF JAWS'S COMMON
                      EQUITY AND OTHER STOCKHOLDER MATTERS

     As of August 5, 1999, there were approximately 83 shareholders of record of JAWS' common stock. JAWS' common stock is currently listed for trading on the over-the-counter bulletin board under the symbol "JAWZ." The following table sets forth, the high and low bid prices for JAWS' common stock as reported by the OTC Bulletin Board since February 1, 1998.


                  PRICE RANGE  TRADING VOLUME
                  -----------  --------------
                     HIGH           LOW
                  -----------  --------------
February 1998. .         1.00            0.59     333,800
March 1998 . . .         1.06            0.88     693,200
April 1998 . . .         1.22            0.94   2,480,000
May 1998 . . . .         0.88            0.75     869,700
June 1998. . . .         0.85            0.55   1,740,000
July 1998. . . .         0.75            0.45   2,621,500
August 1998. . .         0.76            0.40   2,282,900
September 1998 .         0.45            0.28   1,608,800
October 1998 . .         0.33            0.16   4,070,500
November 1998. .         0.26            0.15   3,905,100
December 1998. .         0.52            0.35   8,489,200
January 1999 . .         0.68            0.40   3,836,000
February 1999. .         1.12            0.55   5,862,100
March 1999 . . .         0.88            0.65   4,224,800
April 1999 . . .         0.98            0.62   4,293,700
May 1999 . . . .         3.53            0.71  15,160,300
June 1999. . . .         3.12            2.12   4,731,000
July 1999. . . .         2.78            1.88   2,841,700
August 1-4, 1999         2.19            2.02     148,500



                         DIVIDEND POLICYDIVIDEND POLICY

     JAWS' board of directors has complete control over whether or not it pays dividends to JAWS' shareholders. JAWS has not paid, and does not believe it will pay, any dividends on JAWS' common stock in the near future. JAWS intends to invest future earnings, if any, in developing and expanding JAWS' business.


                          CAPITALIZATIONCAPITALIZATION

     The  following table describes JAWS' actual capitalization as of March 31, 1999 and JAWS'
capitalization,  as  adjusted,  to  show  the  issuance  of JAWS' common stock covered by this
Prospectus:


     MARCH  31,  1999
     ----------------
          (unaudited)

          AS  ADJUSTED(2)

                                                                        ACTUAL(1)
LONG-TERM DEBT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  673,476   $4,804,802
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.001 par value, 5,000,000 shares authorized and
    none issued and outstanding.. . . . . . . . . . . . . . . . . . .  $        0   $        0
  Common Stock, $.001 par value, 95,000,000 shares authorized and
    10,929,505 issued (actual), 28,788,277 shares (as adjusted) (2)..  $   10,929   $   16,102
   Foreign Currency Translation Adjustment. . . . . . . . . . . . . .  $   20,922   $   20,922
   Deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $4,415,126   $6,388,051
   Additional Paid-In Capital(2). . . . . . . . . . . . . . . . . . .  $3,149,470   $8,317,696
LONG TERM CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . .  $ (602,182)  $6,729,618


__________________
(1) As of August 4, 1999, there were 13,061,949 shares of JAWS' common stock outstanding.
(2) Adjusted to give effect to (i) issuance of the remainder of the $5,000,000 convertible debentures, (ii) conversion of the convertible debentures and (iii) exercise of warrants listed for registration in this document.



                            SELECTED FINANCIAL DATASELECTED FINANCIAL DATA

                                        FOR THE THREE MONTHS ENDED

                                       MARCH 31, 1999 (UNAUDITED)    FOR THE YEAR ENDED DECEMBER 31,
                                                  1997
                                       ---------------------------
                                                  1999                            1998
                                       ---------------------------  ---------------------------------
STATEMENT OF OPERATIONS DATA:
Revenues. . . . . . . . . . . . . . .  $                    3,047   $                              0
Total Costs and Expenses. . . . . . .  $                1,205,032   $                      1,032,658
Net Loss. . . . . . . . . . . . . . .  $                1,201,985   $                      1,032,658
Weighted Average Shares Outstanding .  $               10,670,321   $                      5,121,111
Net Loss Per Common Share Outstanding  $                    (0.11)  $                          (0.20)

                                        FROM JANUARY 27, 1987 TO DECEMBER 31,


                                                        1998
                                       ---------------------------------------
STATEMENT OF OPERATIONS DATA:
Revenues. . . . . . . . . . . . . . .  $                               29,068   $        0
Total Costs and Expenses. . . . . . .  $                            3,105,355   $  136,854
Net Loss. . . . . . . . . . . . . . .  $                            3,076,287   $  136,854
Weighted Average Shares Outstanding .  $                            7,405,421   $4,000,000
Net Loss Per Common Share Outstanding  $                                (0.42)  $    (0.03)





     AS  OF          AS  OF
     ------          ------
     MARCH  31,  1999     ADJUSTED  AS  OF  MARCH 31, 1999(1)     DECEMBER 31, 1998
     ----------------     -----------------------------------     -----------------
AS  OF  DECEMBER  31,  1997
---------------------------

                                   (UNAUDITED)
                                   ------------
BALANCE SHEET DATA:
                                   $ 7,531,610
Current Assets. . . . . . . . . .  $   199,810   $  194,549  $   7,611
Working Capital (deficiency). . .  $  (909,287)  $6,422,513  $(431,166)  $ (25,365)
Total Assets. . . . . . . . . . .  $   506,915   $7,838,715  $ 273,379   $   9,931
Total Liabilities . . . . . . . .  $ 1,782,573   $5,913,899  $ 847,038   $ 111,135
Stockholders' Equity (deficiency)  $(1,275,649)  $1,924,825  $(573,659)  $(101,204)


___________________________
(1) Adjusted to give effect to (i) issuance of $5,000,000 convertible debentures, (ii) conversion of the convertible debentures and (iii) exercise of warrants listed for registration in this document.


MANAGEMENT'S DISCUSSION AND PLAN OF OPERATIONMANAGEMENT'S DISCUSSION AND PLAN OF
                                    OPERATION

OVERVIEW

     JAWS develops software using encryption algorithms to secure binary data in various forms. JAWS has been primarily engaged in recruiting personnel, establishing corporate headquarters, and developing software and licensing software from external developers for integration into JAWS proprietary software.

     JAWS' internal product development costs, incurred prior to establishing technological feasibility, are expensed in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." In accordance with SFAS No. 86, JAWS capitalizes product development costs, subsequent to establishing technological feasibility, and amortizes previously capitalized product development costs by using: (i) the revenue curve method; or (ii) the straight-line method over the estimated economic life of the product, which typically ranges from six months to two years.

     JAWS has experienced significant losses since its inception from overhead and other costs incurred in the development and growth of JAWS. JAWS continues to incur substantial up-front expenditures and operating costs in connection with the expansion of its growth and marketing efforts. These costs may result in significant losses for the foreseeable future. There can be no assurance that JAWS will be able to successfully implement its growth and business strategies, that revenues will continue to increase in the future, or that JAWS will be able to achieve or sustain profitable operations.

COMPARATIVE  AMOUNTS

     JAWS was incorporated on January 27, 1997, but did not commence operations until October, 1997. Accordingly, the following discussion and analysis compares the financial position of JAWS as at December 31, 1998, after 12 months of operations, with that as at December 31, 1997 after 11 months of existence but only 3 months of operations. Further discussion will include a comparison of the first quarter results ending March 31, 1999, with 4th quarter results ending December 31, 1998 and 1st quarter results ending March 31, 1998.

PLAN  OF  OPERATION

     Management of JAWS has planned its 12 month budget around the amended Debenture Agreement with Thomson Kernaghan. The JAWS' budget has been designed to work within this capital allotment and should fulfill the growing needs of JAWS. It is also within the budget plan for JAWS to reduce its dependency on the financing by Thomson Kernaghan. Management plans to control growth in this period and remain within the total financing formula. JAWS believes it will not need any further financing during this period. However, management of JAWS continues to search for alternative forms of financing to be prepared in the event Thomson Kernaghan fails to meet their financing obligations.

     Through its marketing and direct sales efforts and by developing strategic alliances and a strong VAR program, typical of the software industry, JAWS plans to supplement cash flow requirements. The capital proposed in this registration statement will be used to meet JAWS' business objectives.

     JAWS continues to expend resources in researching and developing complimentary technology for JAWS' current L5 products. JAWS anticipates that it will have enough financing to continue funding research and development for the next 12 months.

     JAWS is experiencing rapid growth and consequently, the number of employees has grown to approximately 40 and is expected to reach 80 in the next year. JAWS' equipment costs have increased in relation to the increase in the number of employees. To accommodate this growth, JAWS has moved to a larger facility and has incurred significant expenses related to relocating JAWS' corporate office. The expansion of JAWS' staff and facilities was planned and accounted for in JAWS' 12 month business plan.

RESULTS  OF  OPERATIONS

     The following discussion is for the year ended December 31, 1998, compared to fiscal period ended December 31, 1997, and is also a comparison of the first quarter results ending March 31, 1999, with 4th quarter results ending December 31, 1998, and the first quarter results ending March 31, 1998.

     JAWS did not earn any revenues during 1997 since it was in the initial stages of development. Revenues earned during the year ended December 31, 1998 were $29,068. Revenue in the 1st quarter of 1999, was $3,047. Although substantial sales and marketing efforts were undertaken during this period, sales contracts are not booked as revenue until actually realized. JAWS believes that sales for the next period will positively reflect these efforts. There was no sales revenue in the 1st quarter of 1998.

     Expenses in all categories have increased significantly as a result of establishing operations and moving JAWS products toward and into the commercialization stage. These include expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies, and other office related expenses. For example, JAWS spent $218,574 on advertising and promotion in 1998 as compared with $30,731 in 1997. In the 1st quarter of 1999, JAWS spent $149,248 on advertising and promotion as compared with $5,193 in the 1st quarter of 1998. In the last quarter of 1998, JAWS spent $23,810 on advertising and promotion. Expenditures on rent and wages and employee benefits also reflect growth of operations; in 1998 JAWS spent $29,637 on rent, in 1997 no rent was paid. In the 1st quarter of 1999, JAWS spent $40,327 on rent as compared with $16,114 in the 4th quarter of 1998 and $2,799 in the 1st quarter on 1998. In 1998, JAWS spent $283,728 on wages and employee benefits as compared with $0 in 1997. In the 1st quarter of 1999, JAWS spent $163,532 on wages and employee benefits as compared with $159,129 in the 4th quarter of 1998 and $3,143 in the 1st quarter of 1998. All of these increases relate to the growth of the business, operations and administration of JAWS.

The significant increase in consulting expenses reflects JAWS' decision to obtain various marketing, promotion, financial and general business assistance and expertise on a contract basis for the immediate term. In 1998, JAWS spent $514,894 on consulting fees. In 1997, $30,731 was spent on consulting fees. JAWS anticipates that all JAWS' operating, and general and administrative expenses will continue to rise as JAWS' operations grows and the markets for its products and sales opportunities expand.

     The loss from operations includes a one-time write-off of JAWS' acquired software development costs. JAWS' policy of expensing software development costs, as incurred, until technological feasibility has been established, is consistent with generally accepted accounting principles; however, the write-off in the year ending 1998, of $909,003, was a non cash item and therefore did not result in any cash flow hardship for JAWS.

     JAWS believes that expenses will continue to increase and revenues for the next period will not be sufficient to support growing expenses. JAWS will continue to require equity investment for the next period to support these expenses, with the gap between revenue and expenses lessening slightly as sales revenues are accounted for.

FINANCIAL  CONDITION,  LIQUIDITY  AND  CAPITAL  RESOURCES

     Net cash used in operations for the year ended December 31, 1998, was $1,126,975 and $110,798 for the fiscal period ended December 31, 1997. These increases are a result of the increased expenses incurred as noted above. JAWS working capital deficiency of $909,287, as at March 31, 1999, has increased the deficiency from $431,166, as at December 31, 1998, and $25,365 at December 31, 1997. Management believes the negative working capital position must be addressed in the next period and is working toward arranging the appropriate equity investments to maintain reasonable levels of working capital.

     Cash on hand of $50,428, at March 31, 1999, is an increase from $33,732 at December 31, 1998, and an increase from $111 at December 31, 1997, as a result of a series of stock issuances and funds advanced under the Debenture Agreement. A net amount of $498,442 was raised from financing during the three month period January 1, 1999 to March 31, 1999 and these funds were deployed primarily to fund working capital. In 1998, $1,274,800 was raised as a result of issuing equity (compared to only $35,650 during 1997). In addition, JAWS repaid stockholder loans of $62,591 between January 1, 1999 and March 31, 1999,and acquired approximately $234,390 of fixed assets as part of building the necessary infrastructure and systems it needs to support the additional staff hired during the period. During 1998, JAWS repaid stockholder loans in the amount of $78,159 and acquired approximately $96,502 of fixed assets as part of the operation of JAWS. These increases are consistent with JAWS's increase in business, operations and administration. Management estimates that for each new position created in the Company, approximately $7,200 will be expended in infrastructure costs (i.e. furniture, software licensing, technology and general office and stationery requirements).

     Prepaid expenses, consisting of premises deposits and legal fee retainers, were $113,936 at March 31, 1999. Prepaid expenses, consisting of premises deposits and legal fee retainers increased from $7,500 at December 31, 1997, to $140,456 at December 31, 1998.

     Accounts payable have increased dramatically from $379,720 in December 31, 1998 to $726,559 in March 31, 1999. These increases are a result of the efforts of management to increase sales revenue and grow JAWS' operations and are consistent with the other expense increases in 1998. Accounts payable increased from $32,976 at December 31, 1997, to $379,720 at December 31, 1998. Accrued liabilities have also grown from $0 at December 31, 1997, to $48,880 at December 31, 1998, and $180,234 at March 31, 1999. JAWS has anticipated and budgeted for these increases to provide for the organizations shift from research and development to commercialization. Management also believes this trend will continue until cash flow from sales are realized allowing JAWS to reduce the trade accounts in a more timely fashion.

     JAWS has not established any lines of credit outside of trade accounts and will not be in a position to negotiate any lines of credit until sales contracts have been validated and matured. JAWS has not used any debt instruments to date due to its early stage of operations.

FLUCTUATIONS  IN  OPERATING  RESULTS

     JAWS' quarterly operating results have fluctuated significantly in the past and will likely continue to fluctuate significantly in the future depending on a variety of factors, several of which are not in JAWS' control. Such factors include: the demand for JAWS' products and the products of its competitors, development and promotional expenses related to the introduction of products or enhancements, the degree of market acceptance for JAWS' products and enhancements, the timing of orders from significant customers, delays in shipment, the level of price competition, changes in computing platforms, the nature and magnitude of product returns, order cancellations, software defects and other quality problems, the length of product life cycles, the percentage of JAWS' sales related to international sales and changes in personnel. Based on the foregoing, JAWS believes that period to period comparisons of operating results should not be relied upon as indicative of future results.

FINANCING

     JAWS entered into the Debenture Agreement on September 25, 1998 with Thomson Kernaghan & Co. Ltd. This agreement allowed Thomson Kernaghan to purchase from JAWS up to two million dollars ($2,000,000) of a 10% convertible debenture and 1,428,572 warrants to purchase 1,428,572 common shares at $0.28 per common share. On April 27, 1999, JAWS amended the Debenture Agreement in order to increase the purchasable amount of the underlying debentures to five million dollars ( US $5,000,000) and in order to set a fixed price for the share conversion provisions of the debentures.

     As of the date of this prospectus, $1,520,000 of the $5,000,000 available under the Debenture Agreement has been advanced. Of this amount, $210,000 plus interest in the amount of $3,798, has been noticed for conversion at $0.1118 per common share and will result in the issuance of 1,912,317 common shares. Of the remaining balance, $210,000 may be converted at a fixed price of $0.28 per common share, $250,000 may be converted at a fixed price of $0.28 per common share, $250,000 may converted at a fixed price of $0.40 per common share and $600,000 may be converted at a fixed price of $0.65 per common share.

     The balance of the financing, $3,480,000 may, at the option of JAWS, be taken down within a reasonable period from the date of effectiveness of the registration statement with a fixed minimum conversion price of $0.40 per common share. In each instance, JAWS need not call the financing if it does not deem market conditions favorable, or alternatively, the parties may, upon the mutual consent of JAWS and Thomson Kernaghan, renegotiate for a higher conversion price.

     In connection with the amended Debenture Agreement, Thomson Kernaghan received warrants to purchase 923,077 common shares at $0.65 per share, which may result in the issuance of 923,077 common shares. There will be a finance fee of 10% of the amount funded through the purchase of debentures, up to $2,000,000, and 8% of the proceeds funded in excess of $2,000,000. The finance fee may be paid in cash or funded on a combination of cash and unregistered common stock. At the option of JAWS, 37.5% of the finance fee may be paid by the issuance of the unregistered common stock.

     The Thomson Kernaghan warrants were negotiated to be 20% of the first $2,000,000,which resulted in the issuance of 1,428,572 warrants exercisable at $0.28 per common share and 20% of the additional $3,000,000 for the issuance of 923,077 warrants exercisable at $0.65 per common share.

     In connection with the Debenture Agreement, JAWS has undertaken to register, pursuant to a Form SB-2 registration statement, one hundred percent (100%) of the common shares underlying the debentures and the warrants.

     Thomson Kernaghan is acquiring the debentures under the amended Debenture Agreement in a transaction that is exempt from registration requirements under Regulation S. Thomson Kernaghan is a purchaser who is not defined as US persons, as defined by Rule 902 (o) of Regulation S.

YEAR  2000  COMPUTER  ISSUES

     JAWS, as well as its customers and suppliers and the financial institu-tions and governmental entities with which it deals, utilize information systems that will be affected by the date change to the year 2000. Many of these systems, if not modified or replaced, will be unable to properly recognize and process date-sensitive information before, on and after January 1, 2000.

STATE  OF  READINESS

     In July, 1998, JAWS organized a year 2000 project team to assess the impact of the year 2000 issue on its operations, develop plans to address the issue and implement compliance. The project team developed a company-wide, year 2000 remediation plan which consists of a ten-step process to examine JAWS' own system and those which JAWS estimated may adversely affect JAWS' systems: (1) in-house computer equipment; (2) outside supported network equipment; (3) bandwidth providers; (4) in-house software; (5) outside supported network software; (6) contractors; (7) in-house auxiliary equipment; (8) physical plant;
(9)  suppliers;  and  (10)  liability.

     For each of the above-listed systems, JAWS' approach toward becoming year 2000 compliant has been as follows:

     (1)     In-house  computer  equipment:

Since inception, the company has insisted that all new equipment purchased be certified to be year 2000 compliant. JAWS has not dealt with legacy equipment for internal use and will only purchase computer equipment produced by year 2000 compliant manufacturers.

     (2)     Outside  supported  network  equipment:

     JAWS  has  limited  its  outside  resource  affiliations  to  one  company.
FutureLink Distribution Corporation maintains JAWS' network system. JAWS has requested a full report from this company relative to their compliance.

(3)     Bandwidth  providers:

     JAWS has limited its bandwidth provider to FutureLink Distribution Corporation.

     (4)     In-house  software:

     JAWS' own products have been carefully scrutinized for compliance. JAWS believes that all in-house software products developed by JAWS meet are year 2000 compliant.

     (5)     Outside  support  network  software:

     JAWS relies on FutureLink Distribution Corporation for all outside software needs with the strict mandate to only supply year 2000 compliant support software. A full report has been requested from FutureLink.

     (6)     Contractors:

     No contractors have been engaged to perform programming work. Due to the nature of JAWS' product line, strict controls are followed to ensure no outside contractors have access to JAWS' systems, designs and programming.

     (7)     In-house  auxiliary  equipment:

     All auxiliary equipment used and owned by JAWS is less than 12 months old, including phone systems, printers and photocopiers. JAWS has requested year
2000  compliance  certificates  from  each  manufacturer.

     (8)     Physical  plant:

     JAWS currently leases office space in the downtown core of Calgary, Alberta. A notice requesting year 2000 compliance has been delivered to the landlord.

(9)     Suppliers:

     All critical stock items will be in stock prior to the beginning for the year 2000 thus eliminating inventory pressure for the first quarter of 2000.

(10)     Liability:

JAWS has received definitive answers from all insurance carriers with the common consensus that no liability is covered under JAWS' current policies. JAWS believes that it has reduced its risk to levels such that they do not warrant additional or special insurance at this time.

ESTIMATED  COST  OF  REMEDIATION

     JAWS currently estimates total year 2000 expenditures at approximately $25,000 of which approximately $5,000 has been expended as of September 30, 1998, to make the required year 2000 modifications and replacements to its own systems. All modification and maintenance costs, including costs to replace embedded technology that does not significantly extend the life or improve the performance of the related asset are expensed as incurred. Costs to purchase new hardware and software and to replace embedded technology that does significantly extend the life or improve the performance of the related asset are capitalized and depreciated over the assets' useful lives. All of these costs are being funded through internal cash flow. The estimated total remediation cost does not include any expenditures that may be incurred in connection with the implementation of the contingency plans, discussed below.

MOST  REASONABLY  LIKELY  WORST-CASE  SCENARIO

     JAWS currently believes that it will be able to modify or replace its own affected systems in a timely fashion and minimize detrimental effects on its operations; however, JAWS' ability is subject to timely assistance by the vendors of certain process-control systems. JAWS has received written assurances from some, but not all, third parties with respect to their own systems year 2000 issues and is not in a position to reliably predict whether third parties will experience remediation problems. If JAWS or major third parties fail to successfully address the year 2000 issue, there could be a material adverse impact on the business and results of operations of JAWS.

     JAWS has not determined the most reasonable worst-case scenario that could result from any failure by JAWS or third parties to resolve the year 2000 issue. JAWS will consider this matter in connection with its development of contingency plans, discussed below. However, such a scenario could include a temporary curtailment or cessation of operations at JAWS' facilities, and a resulting loss of production, safety and environmental exposure and a temporary inability on the part of JAWS to process orders and deliver finished software products to customers on a timely basis are also concerns relating to a worst case scenario.

CONTINGENCY  PLANS

     JAWS' year 2000 efforts have been devoted primarily to the readiness program described above. JAWS has not yet developed contingency plans to address and mitigate the potential risks associated with the most reasonable worst-case scenario. JAWS' year 2000 program is an ongoing process of evaluation and planning. Estimates of remediation costs, completion dates as well as projections of the possible effects of any non-compliance, are subject to change.

     JAWS has not conducted a systematic evaluation of the year 2000 compliance of its vendors and customers. As a result, it is possible that JAWS' future performance may be adversely impacted by payment and financial difficulties experienced by customers, and/or by shipping fulfillment and accounting difficulties experienced by vendors. JAWS believes that it has sufficient resources, including cash reserves and inventory supplies, to maintain operations during delays in payments or supplies of inventories. JAWS is aware that extended difficulties by larger vendors may have a significant impact; however, it is unable at this time to anticipate the extent of any such impact were it to occur.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In February, 1998, the FASB issued SFAS No. 132, "Employers Disclosures about Pensions and other Post Retirement Benefits." JAWS does not have any such plans for its employees.

     In June 1998, the FASB issued Statement #133, "Accounting for Derivative Instruments and Hedging Activities." JAWS does not acquire derivatives or engage in hedging activities.


                                BUSINESSBUSINESS

     JAWS was incorporated as a Nevada corporation on January 27, 1997 under the name E-Biz Solutions Inc. On March 27, 1998, E-Biz Solutions Inc. changed its name to JAWS Technologies, Inc. JAWS owns 100% of the issued and outstanding capital stock of JAWS Technologies, Inc. a corporation formed under the laws of the Province of Alberta, Canada (together, throughout this prospectus, referred to as "JAWS"). JAWS has offices in Alberta, Canada where it develops encryption proprietary software using encryption algorithms that secure binary data in various forms, including streamlining or block based data.

     The programming of JAWS' software has been in development for approximately 15 years. The result of these efforts is an easy to use means of implementing a public key infrastructure ("PKI"), a "strong encryption" tool, to protect sensitive information. The term "strong encryption" is used to describe codes that are nearly impossible to break. Currently JAWS' software technology is capable of encrypting to a bit level of 4,096. JAWS' software operates under Windows 95, Windows 98, Windows NT, and Windows CE. Other platforms are currently under development.

     A sales and marketing team for the L5 Data Encryption software has been working since May 1998 to organize collateral sales materials (boxes, CD cases, stationary, brochures). The creation of the JAWS brand identity, as well as establishing relationships with public relations companies to provide market awareness and industry interest in JAWS product, has been the focus of the sales and marketing team. Presently the focus of the sales and marketing team is the development of value added reseller ("VAR") agreements and original software manufacturers ("OSM") channels.

Although there has been much interest in L5, there has not been significant sales of the product. JAWS believes there are a number of factors affecting the sales of L5: first, many systems managers are postponing significant security purchases due to the Y2K issue. This barrier will be removed by January 1, 2000. Second, many potential purchasers are aware of security as an issue and are educating themselves as to what products and services are available and identifying their needs. Third, the selling cycle for security software through reseller and VAR programs takes considerable time to conclude.

In December of 1998, JAWS entered into two agreements with ISP's that provide product for the ISP's to both implement for their own use and products as well as to market the L5 and JAWS e-mail encryption product ("XMail") to their users. Both agreements provide for royalties to be paid to JAWS based on the numbers of their users who download JAWS' products.

XMail works with all major email applications (e.g. Netscape Communicator, Microsoft Outlook, Microsoft Outlook Express, Eudora, Pegasus). It allows users to encrypt an e-mail message from the point of sending and to keep it secure until the recipient downloads their email and is prompted to decrypt the message. In order to read the encrypted message, the recipient can download the decrypt only version from the JAWS website. Also, the complete JAWS' e-mail product can be downloaded from JAWS website so there is minimal need for production of software disks, manuals and packaging. JAWS is currently working on Lotus Notes and Microsoft Exchange versions of XMail and anticipates release by the end of the 3rd quarter, 1999.

JAWS manufactures and produces all software products in JAWS corporate office in Calgary, Canada. On-line help and manuals may also be downloaded from JAWS' website.

JAWS has also completed a beta release of L5 e-mail encryption software for Microsoft Outlook usersThe product enables users to protect e-mail and attachments with a minimum amount of effort required by sender/receiver. JAWS has also completed the development of L5 Data Encryption PDA Software for Palm III(TM) connected organizers. This software provides encryption capabilities securing sensitive information stored in memos on Palm III(TM) organizers. This is the only Palm Platinum certified security related software available to Palm users.

     JAWS has commenced the provision of information systems security consulting through its Information Systems Security Group ("ISS"). ISS provides network security assessment/audits to corporate clients with LAN/WAN/intranet/internet systems in order to assess risk of compromise and access to sensitive information. ISS has completed several contracts and has several proposals for additional contracts outstanding. This service can create recurring revenue through yearly audits and reassessments. Further, as systems change, evolve and become obsolete, ISS performs further reassessments as required.

     Numerous markets exist for the JAWS' software. The management of JAWS believes that VARs are a significant potential market for JAWS' products. Such external software developers can use the JAWS' software as a utility embedded in their products to augment or enhance their particular product offerings. Accounting software programs, database developments, e-mail programs and communication software are all potential channels for JAWS' software. Additional potential customers include the Smart Card industry, hand-held computing devices, telecommunications and access control devices. JAWS products are implemented as a software utility to provide security enhancements to existing product offerings by other manufacturers. Direct sales channels include product offerings to ISPs, data warehouses, corporate networks and personal computer users.

SERVICES

     JAWS' efforts to remain competitive in the marketplace include providing customers with professional services such as security audit practices, security business plan development (including security policy development), implementation practices and re-audit or validation processes. JAWS has developed its services around the premise of full information security solutions. This means professional services followed by strong product offerings to maintain the best possible solution for the given client. JAWS believes that the marketplace is not geographically restricted, size restricted, or sector specific. JAWS' professional services can be offered to government agencies, military agencies, small corporations, large corporations, financial institutions, industrial clientele and foreign entities.

     JAWS' security audit technology is sold to customers and used by customers so that they may understand the full magnitude and risks inherent with their current systems information technology ("IT"). This is achieved through a number of practices including intrusion testing, penetration testing, site mapping and systems testing with specialized software. Once JAWS fully understands the risk revealed in the audit, its customer-specific business plan for IT securities can be developed. At the option of the client, JAWS can then integrate the appropriate software and products to meet customer needs. The cost analysis associated with such implementation and products is a critical planning path. This ensures that the customer meets its objectives, and provides policy guideline development to ensure that JAWS, and the customer, understand the necessary uses of security. The business plan generally includes a cost analysis to ensure the customer understands the true cost of security in relationship to its risk, a critical path schedule to ensure the customer meets its objectives and policy guidelines development to ensure employees of JAWS fully understand the security elements. Finally, JAWS provides training for the customers' staff to ensure that its employees adopt the corporate culture established by the business plan.

     JAWS also offers re-auditing practices to assist the customer in maintaining its security policies. The re-audit is much like a report card for the customer to ensure that it is maintaining the policies and procedures underlying the JAWS software.

     The systems security group of JAWS believes that in order to provide satisfactory solutions for its customers, product offerings must include those of competitors, and in most cases, suppliers of security software, hardware and firmware. This is achieved through standard licensing contracts with other security product vendors such as Network Associates, and providers of intrusion detection products, and other security products.

INFORMATION  SECURITY  MARKETPLACE

     JAWS believes that the marketplace for encryption software is virtually unrestricted by size and geography. With the ongoing drive of the computer industry toward open computing, enormous security risks have been revealed. Corporations, government, institutions and foreign entities are all faced with security questions, and as these organizations grow, their network security will constantly be faced with new challenges. The information industry in the last ten years has changed from information gathering and information ware-housing, to information sharing. Such information sharing is growing exponentially, with security being the first component of any solid information system, whether it is internal or external. More and more, corporations are finding that their information is their asset and such proprietary information whether it is market intelligence, corporate planning, corporate development, or client information, must at all costs remain secure within the organization while at the same time, be available to strategic partners, employees and management. The only way to ensure maximum use of all information gathered and deployed is through security.

     According to San Jose, CA, based Data Quest, IT services now make up 37.5% of all IT spending. Computer sales represent 28.8%, software 14.3% and telecommunication equipment 9.3%. Approximately $262 billion were spent on IT services in 1996 and it is anticipated that users will spend approximately $413 billion in the year 2000. A portion of this enormous IT budget for the year 2000 will include a significant amount towards system security.

COMPETITION

     Products

     A number of companies have developed various security products ranging from encryption software to firewalls to intrusion detection software or hardware solutions. No one particular product in the marketplace controls market share. Two distinctive competitors, RSA and Pretty Good Privacy (Network Associates) have led in the sale of encryption software. JAWS believes that this lead is a result of being first to the marketplace and commercializing a product specific to individual users rather than government agencies. With only two strong competitors in the marketplace, JAWS believes that there is room for additional products, specifically those products that provide stronger, faster, and easier to use solutions for the consumer.

     An added enhancement of the opportunity for new players in the marketplace is the typical customer's unwillingness to turn over all security to a specific product or corpora-tion. JAWS engages in market study and competitive study research to ensure that JAWS remains aware of other competing product development. Although other products have entered the marketplace, due to the size of the market, plus the constantly changing atmosphere, JAWS believes it can penetrate the market with its products. JAWS also believes that healthy competition has aided in the development of the marketplace through customer awareness that information security is critical.

     Services

     Information auditing services, security business planning, implementation, and security management are relatively new industries, as such, very few large size competitors exist and only small firms are providing the services at this time. The growth is anticipated to be exponential over the next number of years. JAWS is positioning itself to be one of the dominant market players in these areas of professional services. It will achieve this through both internal growth, and external growth through acquisitions. JAWS is aggressively pursuing a number of the small operators in this field in order to maintain its high sales expectations.

BUSINESS  STRATEGY

     The blend of both product and services offered by JAWS is its strategy for ensuring that it is well positioned in the customer's mind as being the number one source for information security solutions. JAWS has developed specific business processes and marketing strategies that will ensure that it meets and exceeds the market expectations. Reaching the marketplace is achieved through conventional marketing tactics but also through educational processes, such as seminar delivery through accounting and legal firms to their client base, value added reselling programs and a strong channel marketing strategy. JAWS believes it can grow its practices, deliver services and products in a cost-effective manner, but yet be able to handle superior volumes through exceptional business processes developed by JAWS.

     Customer  support

     JAWS provides a high degree of initial and continuing customer service, and support at a level JAWS believes generally exceeds industry standards. JAWS believes that its focus on customer service will be a key factor in its high level of customer retention and growth in revenues. Support is available to the customer through a help desk process and eventually regional technicians.

     Technological  change

     Although JAWS is not aware of any pending or perspective technological change that would adversely affect its business, new development in technology could have material effect on the development or sale on some or all of JAWS' services or could render its services not competitive or obsolete. There can be no assurance that JAWS will be able to develop or acquire new or improved services or systems, which may be required in order to remain competitive. JAWS believes however, that technological change does not present a material risk to JAWS' business but enhances its business opportunities. Each technological change reveals new security issues which must be addressed by professional services and results in new products.

     Intellectual  property  matters

     JAWS is in the process of applying for a U.S. patent. JAWS maintains strict confidentiality practices with its employees including contractual obligations by the employees. JAWS has not registered any of its trademarks, trade names or service marks. JAWS owns the copyright in all the software created by its employees and the copyrights which it has contractually acquired. JAWS also believes that because of the rapid pace of technological change in the computer industry, copyright and other forms of intellectual property protection are of less significance within its services division. JAWS' business is not dependent on a single license or group of licenses. JAWS is experienced in handling confidential and sensitive client information that is intrinsic or critical to a client's corporate culture.

ENVIRONMENTAL  LAWS

     JAWS endeavors to follow all recycling programs and maintains its awareness of the changing environmental laws.

EMPLOYEES

     As of August 6, 1999, JAWS employs approximately 40 full time staff. None of JAWS' employees are represented by any type of labor organization and JAWS is not aware of any activity by employees seeking organization. JAWS considers its relationships with it employees to be satisfactory. JAWS has, in its early stages, developed strong human resources practices with belief that the growth of JAWS is completely reliant on its human resources and as such, pays great detail and attention to human resource factors.

INSURANCE

     JAWS maintains insurance coverage that management believes is reasonable, including key man life insurance policies, business interruption insurance, asset protection and public liability insurance. JAWS also maintains extensive data backup procedures to protect both client and JAWS data.

DESCRIPTION  OF  PROPERTY

     JAWS maintains its offices, and computer center, in a Calgary, Alberta, Canada facility of approximately 10,000 square feet. In the past, JAWS has purchased most of its equipment, and is now considering leasing all future equipment. JAWS believes that its current and proposed facilities are in good condition.


LEGAL  PROCEEDINGS

     JAWS is not a party to any litigation or pending litigation outside of routine litigation incidental to the business of JAWS.


                              MANAGEMENTMANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table includes the names, positions and ages of the Executive Officers and Directors of JAWS. Directors are elected at JAWS annual meeting of shareholders and serve for one year or until their successors are elected. The board elects the Officers and Officer's terms of office are, unless governed by employment contract, at the discretion of the Board.



NAME                   AGE                    POSITION HELD
---------------------  ---  -------------------------------------------------
  Robert J. Kubbernus   39  Chairman of the Board and Chief Executive Officer
  Riaz Mamdani. . . .   31  Chief Financial Officer
  Tej Minhas. . . . .   39  President, Chief Operating Officer
  Vera Gmitter. . . .   41  Vice President Operations
  Cameron B.  Chell .   30  Director
  Julia L. Johnson. .   34  Director
  Arthur Wong . . . .   30  Director


     ROBERT J. KUBBERNUS. Since joining JAWS in 1997 as CEO and Chairman, Mr. Kubbernus's primary responsibilities have been to oversee JAWS' security product developers, provide executive direction and develop key contacts within government, corporations, investors, clients, insurance underwriters and the investment community. From 1992 to 1997, Mr. Kubbernus held the position of President and CEO at Bankton Financial Corporation. He headed up a team of corporate financial consultants who specialize in the placement of debt instruments with institutional and private lenders. Before 1992, he was the Chief Financial Officer as well as the Chief Development Officer at Bankers Capital Group, where he developed new products and markets as well as overseeing the financial controls of the organization.

     RIAZ MAMDANI. As Chief Financial Officer, Mr. Mamdani is responsible for the development of operational financing including: security funds, the documentation needed to close such funding, establishing and implementing professional relationships on behalf of the company, and assisting in matters of corporate compliance as well as company structure. Mr. Mamdani has been active in the growth of JAWS from its inception. He has assisted with numerous financings and all significant legal matters pertinent to JAWS. From May 1996 to August 1998, Mr. Mamdani was a Barrister and Solicitor with the Beaumont Church, a Calgary-based law firm, where his practice focused in the areas of Corporate, Commercial and Securities law. Since 1992, Mr. Mamdani has been actively involved in a number of real estate developments in the Calgary area where he has participated as both an investor and developer. Mr. Mamdani has a Bachelor of Law degree from the University of Calgary. He also holds a Bachelor of Sciences degree in Pharmacy.

     TEJ MINHAS is a seasoned IT executive with extensive entrepreneurial and corporate exposure. He has more than 20 years of experience in the IT industry and has held a variety of senior positions. As an expert IT strategist, he has helped foster the growth of the IT industry from keypunches and card readers to the explosion of the Internet. His technology skills include most major commercial hardware, software, operating system and network platforms. He has a proven track record of adding value to organizations by providing creative solutions, integrating products, services and alliance partners, to difficult problems. Mr. Minhas has worked and has expertise in a number of industries including: financial services, insurance, telecommunications, oil & gas, retail, manufacturing, and agriculture and has previously held overall profit and loss responsibility for multi-branch IT operations. Mr. Minhas holds a Bachelor of Science, Computer Science Specialty, from the University of Toronto.

     VERA GMITTER serves as Vice President of Operations. Ms. Gmitter is responsible for day to day operations of JAWS including financing, government regulation, policies and procedures. Ms. Gmitter has owned and operated numerous businesses in the service and retail industries. Before joining JAWS, Ms. Gmitter held the position of General Manager at Bankton Financial
Corporation. Through Continuing Education, she has helped women entrepreneurs retraining to enter the workforce. She has also taught Junior Achievement, a North America-wide business program aimed at educating Elementary school aged children. Ms. Gmitter holds a Bachelor of Arts in Political Science and Economics from the Augustana University.

     CAMERON B. CHELL. Mr. Chell has several years of experience in developing financing solutions for high-tech organizations. As a registered broker, he has aided corporations through their initial financing and start-up phases. Mr. Chell is also Chief Executive Officer and Chairman of FutureLink Distribution
Corp. In 1997, in partnership with Mr. Chris McNeill, an investor relations specialist, Mr. Chell opened an investment banking firm, Chell McNeill Inc. The firm was established to assist high-tech companies, like JAWS, FutureLink, and others, in acquiring market and investor relations support. On November 6, 1998, Mr. Chell entered into a Settlement Agreement with the Alberta Stock Exchange to resolve a pending investigation into alleged breaches by Mr. Chell of Alberta Stock Exchange rules and bylaws. As part of the Settlement Agreement, (i) Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, or compliance in connection with various offers and sales of securities, (ii) Mr. Chell was prohibited from receiving Alberta Stock Exchange approval for a five-year period; and (iii) Mr. Chell has been fined CDN$25,000 and a three-year period of enhanced supervision has been imposed.

     JULIA L. JOHNSON is a nationally-recognized authority on utility regulation in the U.S. She currently serves as Chairman of the Florida Public Service Commission (the "Commission"), state Chair person of the Federal/State Joint Board on Universal Service, Vice Chairman of the Communications Committee of the National Association of Regulatory Utility Commissioners, and is a board member for the Markle Foundation, a project that encourages the use of new communications technologies for socially beneficial purposes. Before being appointed to the Commission, Ms. Johnson served as the Director of Legislative Affairs and senior land use attorney for the Department of Community Affairs. She was the chief lobbyist representing the agency before the Florida Legislature on land use issues. In 1997, Ms. Johnson received the Dollars & $ense Magazine's Best and Brightest Business & Professional Men and Women award. In 1996, she received the University of Florida Association of Black Alumni's Outstanding Leadership Award. Ms. Johnson holds a Juris Doctorate, with a concentration in corporate and real estate transactions, from the University of Florida School of Law, as well as a Bachelor of Science in Business Administration from the University of Florida.

     ARTHUR WONG provides strategic direction to JAWS in the area of channel development. In the past seven years Mr. Wong has founded one oil and gas company and three technology companies. Mr. Wong has taken two of those companies public. In his current role of Fellow for Network Associates Inc. of Santa Clara, California, Mr. Wong heads up Active Security issues and spearheads the adoption of new security infrastructures for global enterprises and integrators. He also develops standards for new security infrastructures and works on its integration and adaptation internationally. In 1996, Mr. Wong founded and managed Secure Networks Inc., an organization that developed Internet security tools and offered security consulting before it was acquired by Network Associates Inc. for approximately $25 million. He is the Managing Director and Founder of H2O Entertainment Corp., a Calgary-based organization that develops products for Nintendo and its N64 game platform. Mr. Wong also founded Millennium Systems Canada Inc., a wholesale distributor of high-end computer equipment. Mr. Wong holds a Bachelor of Science in Communication from the University of Calgary.

BOARD  OF  DIRECTORS  AND  COMMITTEES

     The board of directors has nominated a Compensation Committee consisting of two outside directors and one internal director. Any and all compensation plans for the executive members are reviewed on an annual basis. JAWS has a stock option plan that it uses to compensate executives as well as an incentive for executive efforts to add value to JAWS.

     The Compensation Committee currently consists of Julia L. Johnson, Arthur Wong and Cameron B. Chell. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers of JAWS. The Audit Committee consists of Julia L. Johnson, Arthur Wong and Cameron B. Chell.

INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

     JAWS' Articles of Incorporation and By-Laws provide for indemnification of JAWS' officers and directors, to the fullest extent permitted by Nevada Law. In addition, the Restated Articles of Incorporation provide, pursuant to Nevada Law, that no director shall be personally liable to JAWS, or its shareholders for monetary damages, because of any breach of fiduciary duty by such director as a director. However, the directors shall be liable to the extent provided by applicable law for (i) breach of the director's duty of loyalty to JAWS or its shareholders, or (ii) acts or missions not in good faith or which involve intentional misconduct or willful violation of law.

     At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of JAWS. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, JAWS is aware that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Securities Act, and is unenforceable.

EXECUTIVE  COMPENSATION

     The following table sets forth information concerning compensation of the seven senior officers and directors of JAWS, for the fiscal year from January 1 to December 31, 1998.



                ANNUAL COMPENSATION        LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION YEAR ENDED SALARY($) BONUS($) OTHER
 ---------------------------   ----------   ---------   --------   -----
ANNUAL COMPENSATION($)   SECURITIES UNDERLYING OPTIONS GRANTED(#)   ALL
-------------------     ----------------------------------------     ---
                       OTHER COMPENSATION($)
                             ---------------------
                                         Per Year

CEO - Robert Kubbernus 1998 180,000U.S$ Nil Nil 350,000
CDN$135,000(1)


Director - Cameron Chell 1998 50,000U.S$ Nil Nil 250,000
CDN$47,986


Director - Julia Johnson 1998 60,000US$ Nil Nil 200,000
CDN$ 0


Director - Arthur Wong 1998 60,000 US$ Nil Nil 200,000
CDN$ 0


V.P. Operations - Vera Gmitter 1998 45,000CDN$ Nil Nil
82,500 CDN$ 0


President, Chief Operating Officer Tej Minhas 1998 80,000CDN$ Nil
Nil 88,000 CDN$ 0



  CFO $160,000CDN per year, beginning Mar.1, 1999
   Riaz Mamdani    350,000
-----------------------
(1) See: "Certain Relationship and Related Transactions - Consulting Fees"



COMPENSATION  OF  BOARD  OF  DIRECTORS

     Out of pocket expenses of JAWS directors, related to their attendance at meetings of the board of directors, are paid by JAWS. JAWS may reimburse expenses incurred by directors related to board of directors meetings. Each of Ms. Johnson and Mr. Wong are to be compensated in 1998 for their directors' services rendered to JAWS in an amount equal to US$60,000 (CDN$87,000) payable in JAWS's sole discretion, in stock or in cash. In addition, the directors are eligible to receive stock options under the JAWS 1998 Stock Option Plan. No other payments have been made to the directors.

DIRECTORS'  AGREEMENT

     Each of Ms. Julia Johnson and Mr. Arthur Wong have entered into agreements with JAWS pursuant to which they have agreed to act as a director of JAWS. In consideration of such services, the agreement grants each of such directors a fee of stock or cash equal to $60,000US per annum. In addition, these directors have been granted options to purchase 200,000 shares of JAWS at a price per common share equal to $0.48, exercisable until August 1, 2000.


                  PRINCIPAL SHAREHOLDERSPRINCIPAL SHAREHOLDERS

     The following table describes certain information regarding certain individuals who beneficially owned JAWS common stock on August 4, 1999. In general, a person is considered a "beneficial owner" of a security if that person has, or shares, the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within (60) days.

     The  individuals  included  in  the  following  table  are:

          (1) people who JAWS knows beneficially own or exercise voting or control over 5% or more of JAWS common stock,

          (2)      each  of  JAWS  directors,  and

          (3)      all  JAWS  executive  officers  and  directors  as  a  group.

At August 4, 1999, JAWS had 13,061,949 shares of common stock outstanding.



                                                           PERCENT OF CLASS(2)
                         --------------------------------------------
                                               BEFORE OFFERING   AFTER OFFERING
                         --------------------------------------------
NAME AND OFFICE OF BENEFICIAL OWNER(1) AMOUNT AND NATURE OF BENEFICIAL
                                              OWNERSHIP(5)
------------------------------------- ----------------------------------------
Robert J. Kubbernus(4). . . . . . . . . . . . . .     953,667     7.3%  3.15%
Cameron B. Chell(5) . . . . . . . . . . . . . . .      283,333    2.17%  0.94%
Vera Gmitter(6) . . . . . . . . . . . . . . . . .       18,500    0.14%  0.06%
Julia Johnson(2). . . . . . . . . . . . . . . . .      200,000    1.53%  0.66%

Tej Minhas(7) . . . . . . . . . . . . . . . . . .       29,333    0.22%  0.10%

                                                                         0.66%
Arthur Wong(3). . . . . . . . . . . . . . . . . .      200,000    1.53%  2.83%
Riaz Mamdani(8) . . . . . . . . . . . . . . . . .             856,000    6.55%
ALL DIRECTORS AND OFFICERS AS A GROUP (7 PERSONS)    2,540,833   18.44   8.04%

__________________
(1) Unless otherwise stated, the business address of each of the stockholders named in the table is c/o JAWS at 1013-17th Avenue SW T2T 0A7, Calgary, Alberta, Canada. Except as otherwise indicated and subject to applicable community property and similar laws, JAWS assumes that each named person has the sole voting and investment power with respect to such person's shares.
(2) Represents shares of common stock issuable upon the exercise of the options exercisable at $0.48 per share until August 1, 2000.
(3) Represents shares of common stock issuable upon the exercise of the options exercisable at $.048 per share until August 1, 2000.
(4) Includes 200,000 options to purchase common shares at $0.50 per share pursuant to the share purchase agreement between JAWS U.S. and JAWS Canada dated February 10, 1998. Includes 116,667 shares issuable upon the exercise of options exercisable at $0.48 until June 30, 2008
(5) Includes 200,000 options to purchase common shares at $0.50 per share pursuant to the share purchase agreement between JAWS U.S. and JAWS Canada dated February 10, 1998
(6) Includes 16,500 options to purchase common shares at $0.48 per share until June 30, 2008.
(7) Represents shares of common stock issuable upon the exercise of options exercisable at $0.37 per share until June 30, 2008.
(8) Includes 100,000 options to purchase common shares at $0.15 per share until June 30, 2008.

1998  STOCK  OPTION  PLAN

     In July 1998, JAWS adopted the 1998 Stock Option Plan ("SOP") which provides for the grant of incentive and restricted stock options to purchase 20% of the outstanding shares of common stock.

     The purpose of the SOP is to enable JAWS to attract and retain qualified persons as employees, officers and directors and to motivate such persons by providing them with an equity participation in JAWS. The options granted, which are intended to qualify as Incentive Stock Options under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), is designed to afford qualified optionees certain tax benefits available under the Code.

     The SOP is administered by the Board who is authorized to appoint a stock option committee to determine the persons entitled to receive options.

     The maximum number of shares which an option may grant to any employee or director, in any one calendar year, is 500,000 shares. The purchase price, for the common shares subject to the SOP, is determined by the plan administrator at the time of the grant, but shall not be less than the par value per common share. The purchase price for shares subject to any Incentive Stock Option shall not be less than 100% of the fair market value of the shares of common stock of JAWS on the date the option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of JAWS or its subsidiaries, the exercise price shall not be less than 110% of the fair market value per share of the common stock JAWS on the date the option is granted.

     As of August 4, 1999 JAWS had granted options under the SOP to purchase a total of 2,392,600 shares of common stock at exercise prices ranging from $.15 to $2.44 per share. Of such options, 920,500 options to were granted to officers and directors that expire in July, 2008 and 400,000 options expire August 1, 2000. The balance of options outstanding have been issued to employees.


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONSCERTAIN
                   RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING  FEES

     Since inception in 1997, JAWS has paid consulting fees in an amount of $120,486 to Robert Kubbernus, and $14,514 was paid to Bankton Financial Corp., a corporation managed by Robert KubbernusSee "Financial Statements".

DIRECTORS'  AGREEMENT

     Each of Ms. Julia Johnson and Mr. Arthur Wong have entered into agreements with JAWS pursuant to which they have agreed to act as a director on the Board for a period of eighteen months. In consideration of such services, the agreement grants each of such directors a fee of stock or cash equal to $60,000US. In addition, the directors have been granted options to purchase 200,000 shares of JAWS at a price per common share equal to $0.48 per share, exercisable until August 1, 2000.

LEASE  OF  PREMISES

     JAWS entered into an agreement to lease premises from Shelbourne Place Holding Corp. Riaz Mamdani, the Chief Financial Officer of JAWS, owns 51% of Shelbourne. The lease began on November 1, 1998 and is for a five year term.


                SELLING SECURITY HOLDERSSELLING SECURITY HOLDERS

     Unless otherwise indicated, none of the selling security holders holds any office or position with JAWS, or has a material relationship with JAWS.


SELLING SECURITY HOLDER        SHARES OF COMMON STOCK BENEFICIALLY OWNED PRIOR
                               TO THIS OFFERING(2)
-----------------------------  ------------------------------------------------
Thomson Kernaghan & Co., Ltd.                                    16,154,900(3)
                                                                            0
Bristol Asset Management. . .                                      1,000,000(4)



SELLING SECURITY HOLDER  SHARES THAT MAY BE OFFERED PURSUANT TO THIS PROSPECTUS
 SHARES OF COMMON STOCK OWNED AFTER THIS OFFERING(1)
------------------------  ---------------------------------------------------
Thomson Kernaghan & Co., Ltd.             16,154,900                     0
Bristol Asset Management. . .                                       1,000,000



(1) Assuming all the shares issuable upon exercise or conversion of the securities are sold.
(2)     Issuable  on  conversion  of  debentures  and  exercise  of  warrants.
(3)     Includes 2,351,649 common shares issuable upon the exercise of warrants.
(4)     Represents  1,000,000  warrants.


               DESCRIPTION OF SECURITIESDESCRIPTION OF SECURITIES

     In April 1999, JAWS increased its authorized shares from 20,000,000 shares of common stock to 95,000,000 shares of common stock, with a par value $.001 per share. Authorized preferred stock remains at 5,000,000 shares, with a par value $.001 per share. As of August 4, 1999 there were 13,061,949 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding

COMMON  STOCK

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors, out of funds legally available therefore. See "Dividend Policy." In the event of liquidation, dissolution or winding up of the company, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of common stock shall be entitled to receive, pro rata, all of the remaining assets of JAWS available for distribution to its stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED  STOCK

     The board of directors is authorized, subject to any limitations prescribed by the laws of the State of Nevada, with approval by JAWS's stockholders, to provide for the issuance of up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The board of directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Shares.

NEVADA  ANTI-TAKEOVER  LEGISLATION

     Nevada law includes certain provisions, which prevent third parties from taking over Nevada corporations. The Nevada Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority of a corporation's disinterested shareholders. The Nevada Affiliated Transactions Act generally requires super majority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Nevada law and JAWS Articles and Bylaws also authorize us to indemnify JAWS Directors, Officers, employees and agents. In addition, JAWS Articles and Nevada law presently limit the personal liability of corporate Directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the Directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF JAWS ARTICLES OF INCORPORATION AND BYLAWS

     Certain provisions of the articles and bylaws of JAWS summarized in the following paragraphs, and above under the section entitled "Preferred Stock," may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium being paid over the market price for the shares held by shareholders. The following provisions may not be amended in JAWS Articles or Bylaws without the affirmative vote of the holders of at least two-thirds of the outstanding shares of JAWS common stock. The Articles and Bylaws provide that special meetings of shareholders of JAWS may be called only by JAWS board of directors, or holders of not less than 10% of JAWS' outstanding voting stock entitled to vote at the special meeting.

     Despite the belief of JAWS as to the benefits to shareholders of these provisions of JAWS Articles of Incorporation, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by JAWS Board, but pursuant to which the shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the JAWS board of directors and management more difficult and may tend to stabilize JAWS stock price, thus limiting gains which might otherwise be reflected in price increases due to a potential merger or acquisition. The board of directors, however, has concluded that the potential benefits of these provisions outweigh the possible disadvantages. Pursuant to applicable regulations, at any annual or special meeting of its shareholders, JAWS may adopt additional Articles of Incorporation provisions regarding the acquisition of its equity securities that would be permitted to a Nevada corporation.

TRANSFER  AGENT

     JAWS transfer agent for its common stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991.


         SHARES ELIGIBLE FOR FUTURE SALESHARES ELIGIBLE FOR FUTURE SALE

     On the date of this prospectus, JAWS has 13,061,949 shares of common stock outstanding not including up to 2,392,600 shares of common stock that may be issued upon the exercise of options. Of the outstanding shares (i) 9,079,761 are freely tradable without restriction under the Securities Act (ii) 17,154,900 shares of common stock being registered in this prospectus will be freely tradable without restriction under the Securities Act, (iii) 92,000 shares are "Restricted Securities" but were eligible for resale pursuant to Rule 144 promulgated under the Act beginning in July1999; and (iv) 3,890,188shares are "Restricted Securities" but will be eligible for resale pursuant to Rule 144 between December 15, 1999 and June 21, 2000.

     Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell within any three month period a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain number of sale provisions, notice requirements and to the availability of current public information about JAWS. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of JAWS at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.

     The availability for sale of substantial amounts of common stock subsequent to this offering could adversely affect the prevailing market price of the common stock and could impair JAWS' ability to raise additional capital through the sale of its equity securities. Prospective investors should be aware that the possibility of such sales may, in the future, have a depressive effect on the price of JAWS' common stock in any market which may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of JAWS may sell their shares during a favorable movement in the market price of JAWS common stock ,which may have a depressive effect on its price per share. See "Description of Securities," "Principal Shareholders" and "Risk Factors."


                    PLAN OF DISTRIBUTIONPLAN OF DISTRIBUTION

     The selling security holders may offer their Shares at various times in one or more of the following transactions: in the over-the-counter market where JAWS common stock is listed; transactions other than in the over-the-counter market; in connection with short sales of JAWS common stock; by pledgees or donees; or a combination of any of the above transactions.

     The selling security holders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices and at negotiated prices or at fixed prices.

     The selling security holders may use broker dealers to sell their shares. If this happens, broker dealers will either receive discounts or commissions from the selling security holders, or they will receive commissions from purchasers of shares for whom they acted as agents.

     JAWS has advised the selling security holders that during such time as they may be engaged in a distribution of the shares they are required to comply with Regulation M under the Securities Exchange Act of 1934. Regulation M generally precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

     It is anticipated that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, such sales, or the possibility thereof, may have a depressive effect on the market price of JAWS common stock.


                           LEGAL MATTERSLEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for JAWS by Sonfield & Sonfield, Houston, Texas.


                                 EXPERTSEXPERTS

     The Consolidated Financial Statements as of December 31, 1998 and 1997, of JAWS Technologies, Inc. audited by Ernst & Young LLP, have been included herein in reliance on the authority of their report dated March 22, 1999 as experts in accounting and auditing.


  WHERE INVESTORS CAN FIND MORE INFORMATIONWHERE YOU CAN FIND MORE INFORMATION

     JAWS intends to furnish to its shareholders annual reports, which will include financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or as may be required by law, including sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

     JAWS has filed a registration statement with the Securities Exchange Commission under the Securities Act with respect to the shares registered hereby. This Prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information about respect to JAWS Technologies, Inc. and JAWS common stock, investors should read the registration statement, including the exhibits included with it. Statements in this Prospectus about the contents of any contract or any other document are not necessarily complete; investors should read such contract or other document filed with the Commission as an exhibit to the registration statement. The registration statement, including all of the attached exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. JAWS will file registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov.

Commission's  Internet  World  Wide  website,  http://www.sec.gov.

------

           INDEX TO FINANCIAL STATEMENTSINDEX TO FINANCIAL STATEMENTS

                        CONSOLIDATED FINANCIAL STATEMENTS

                             JAWS TECHNOLOGIES, INC.

                                 MARCH 31, 1999





Independent Auditor's Report . . . . . . . . . . . . . . . . . . .  F - 2
Consolidated Balance Sheets. . . . . . . . . . . . . . . . . . . .  F - 3
Consolidated Statements of Loss and Deficit and Comprehensive Loss  F - 4
Consolidated Statement of Changes in Stockholders' Equity. . . . .  F - 5
Consolidated Statements of Cash Flow . . . . . . . . . . . . . . .  F - 6
Notes to Consolidated Financial Statements . . . . . .  . . . .  F - 7-17



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of JAWS TECHNOLOGIES, INC.

We have audited the accompanying consolidated balance sheets of JAWS TECHNOLOGIES, INC. as at December 31, 1998 and 1997 and the related consolidated statements of loss and deficit and comprehensive loss, changes in stockholders' equity and cash flows for the year ended December 31, 1998 and for the period from the date of incorporation on January 27, 1997 to December 31, 1997 and for the cumulative period ended December 31, 1998 since inception. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jaws Technologies, Inc. as at December 31, 1998 and December 31, 1997 and the consolidated results of its operations and its consolidated cash flows for the year ended December 31, 1998 and for the period from the date of incorporation on January 27, 1997 to December 31, 1997 and for the cumulative period since inception in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and net capital deficiency raise substantial doubts about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Calgary,  Canada                         [signed:  Ernst  &  Young  LLP]
March  22,  1999                              Chartered  Accountants
except  for  Note  17 which  is  as  at
April  26,  1999.


JAWS  TECHNOLOGIES,  INC.

                           CONSOLIDATED BALANCE SHEETS
                   (all amounts are expressed in U.S. dollars)
                      (see basis of presentation - note 1)


                                      MARCH 31,
     1999     DECEMBER  31,  1998     DECEMBER  31,  1997
                                      -------------------

                                    $     $     $
                                     (unaudited)
                                     -----------
ASSETS
CURRENT
Cash     50,428     33,732     111
Accounts  receivable     24,738     7,243     -
Due  from  related  parties  [note  6]     10,708     13,118     -
Prepaid  expenses  and  deposits     113,936     140,456     7,500
     199,810     194,549     7,611


Fixed  assets, net of $24,976 (December 31, 1998 - $13,461) (December 31, 1997 -
$1,160)  accumulated  depreciation  [note  4]     307,105     78,830     2,320
     506,915     273,379     9,931

LIABILITIES  AND  STOCKHOLDERS'  DEFICIENCY
CURRENT
Accounts  payable     726,559     379,720     32,976
Accrued  liabilities     174,284     48,880     -

Current  portion  of capital lease obligations payable [note 11]     5,950     -
-
Due  to  related  parties  [note  6]     202,304     197,115     -
     1,109,097     625,715     32,976

Capital  lease  obligations  payable  [note  11]     19,144     -     -
Due  to  stockholders  [note  6]     21,659     74,717     78,159
Convertible  debentures  [note  7]     632,664     146,606     -
     673,476     221,323     78,159

COMMITMENT  AND  CONTINGENCIES  [NOTES  10  AND  16]
STOCKHOLDERS'  DEFICIENCY
Authorized
 95,000,000  common  shares  at  $0.001  par  value
        5,000,000  preferred  shares  at  $0.001  par  value
Common  stock  issued  and  paid-up  [note  5]     10,929     10,612     4,000
Capital  in  excess  of  par  value     2,313,336     2,212,153     31,650
Contributed  surplus     836,134     425,559     -
Foreign  currency  translation  adjustment     (20,922)     (8,842)     -
------------------------------------------     --------     -------
Deficit      (4,415,126)      (3,213,141)     (136,854)
     (1,275,649)     (573,659)     (101,204)
                                   ---------
     506,915     273,379     9,931
     -------     -------     -----

See  accompanying  notes

On  behalf  of  the  Board:
                    Director               Director


JAWS  TECHNOLOGIES,  INC.

   CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT AND COMPREHENSIVE LOSS
             (all amounts are expressed in U.S. dollars)

                                      THREE MONTHS ENDED     YEAR ENDED
                                          MARCH 31,     DECEMBER 31


                           1999          1998          1998        1997
  $  . . . . . . . . . . . .  $             $             $
  (unaudited) . . . . . . . . . . . . . . .   (unaudited)
---------------------------  ------------

REVENUE [note 6]. . . . . .        3,047             -        29,068      -

EXPENSES [note 6]
Accounting and legal. . .  .       49,907        19,835       186,128  69,952
Advertising and promotion  .      149,248         5,193       218,574  35,000
Consulting. . . .  . . . . .       83,767        77,027       514,894  30,731
Depreciation and amortization      11,450         1,683        14,041     580
Directors' fees .  . . . . .       32,499             -        33,333       -
Management fees . .. . . . .       45,033             -             -       -

Amortization of deferred
    financing fees [note 7].        8,113             -         5,158       -
Foreign exchange loss  . . .        9,929             -          (431)      -
Non cash interest expense . .      438,520             -       381,688      -
Interest expense and bank charges    1,252             -         2,869      -
Investor relations. . . . . . . .    13,288             -       258,016     -
Office and administration . . . .    23,428             -        83,143     -
Other . . . . . . . . . . .. .       65,799        13,975        52,928   591
Rent. . . . . . . . . . .  . .       40,327         2,799        29,637     -
Travel. . . . . . . . . . . .        68,940             -       132,646     -
Wages and employee benefits  .      163,532         3,143       283,728     -
Software development costs [note 3]       -       909,003       909,003     -
                               1,205,032     1,032,658     3,105,355  136,854
LOSS FOR THE PERIOD [NOTE 8].. (1,201,985) (1,032,658)  3,076,287)   (136,854)
------------------------------
OTHER COMPREHENSIVE LOSS
Foreign currency translation
      adjustment . . . . .           (12,080)        1,903        (8,842)  -
COMPREHENSIVE LOSS. . . . .   (1,214,065)   (1,030,755) (3,085,129) (136,854)
-----------------------  ------------  ------------  ------------  ----------

DEFICIT, BEGINNING OF PERIOD .   (3,213,141)  (136,854)     (136,854)     -
LOSS FOR THE PERIOD . . . .  . . (1,201,985) (1,032,658) (3,076,287) (136,854)
DEFICIT, END OF PERIOD. . . .   (4,415,126)  (1,169,512) (3,213,141)  136,854)
-----------------------  ------------  ------------  ------------  ----------

Loss per common share . . . . .     (0.11)     (0.20)      (0.42)     (0.03)
Weighted average number of
         shares outstanding . . 10,670,321   5,121,111   7,405,421 4,000,000
---------------------  ------------  ------------  ------------  ----------


See  accompanying  notes

JAWS  TECHNOLOGIES,  INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    (all amounts are expressed in U.S. dollars)

                                      CAPITAL IN

                                       SHARES   PAR VALUE  EXCESS OF PAR VALUE
                                      $      $      $
                                -----------  ----------  ---------------------

BALANCE, JANUARY 27, 1997
Issuance of common stock for cash  . .    4,000,000       4,000        56,000
Less share issue costs. . . . . .             -           -           (24,350)
BALANCE, DECEMBER 31, 1997. . . . . ..    4,000,000       4,000        31,650
-------------------------------  -----------  ----------  ---------------------

Issuance of common stock for services
     [note 5]. . . . . . . . . . . . . .    400,000         400      199,600
-------------------------------  -----------  ----------  ---------------------

Issuance of common stock on acquisition
      of subsidiary [note 3]. . . . . .    1,500,000       1,500      838,248
Issuance of common stock for cash . . .    2,800,000       2,800    1,017,200

Warrants issued with issuance of
   convertible debentures [note 7]. . . . .      -           -               -

Equity component of convertible debentures
       [note 7] . . . . . . . . . . .            -           -                -

Equity component of financing fees [note 7]      -           -                -

Equity component of financing fees [note 7]      -           -                -


Issue of common stock upon conversion of
       convertible debentures [note 7].    1,912,317       1,912        211,886

Financing fee associated with converted
  debentures [note 7] . . . . . . .            -           -           (21,117)
Share issue costs . . . . . . . . .            -       -             (65,314)
BALANCE, DECEMBER 31, 1998. . .. . . . ,612,317      10,612          2,212,153
(UNAUDITED)
----------------------------------------------------
Issuance of common stock for cash .  .      317,188     317       101,183

Equity component of convertible
   debentures [note 7] . . . . . . . . . . . -           -                  -

Equity component of financing fees
    [note 7] . . . . . . . . . . . . . . .      -        -                 -
BALANCE, MARCH 31, 1999 . . . .  . . .   10,929,505     10,929     2,313,336



                                                            CONTRIBUTED SURPLUS



BALANCE, JANUARY 27, 1997
Issuance of common stock for cash . . . . . . . . . . . . .              60,000
Less share issue costs. . . . . . . . . . . . . .  . . . .              (24,350)
BALANCE, DECEMBER 31, 1997. . . . . . . . . . . . . . . . .                   -
----------------------------------------------------------  --------------------

Issuance of common stock for services [note 5]. . . . . ..                    -
----------------------------------------------------------  --------------------

Issuance of common stock on acquisition of subsidiary [note 3]. . . . .       -
Issuance of common stock for cash . . . . . . . . . . . . . . . . .  . .      -

Warrants issued with issuance of convertible debentures [note 7]. .. .  342,857

Equity component of convertible debentures [note 7] . . . . . .. . . . .118,462

Equity component of financing fees [note 7] . . . . . . . . . . . . . . (11,760)

Equity component of financing fees [note 7] . . . . . . . . . . . . .  (24,000)


Issue of common stock upon conversion of convertible debentures [note 7].   -

Financing fee associated with converted debentures [note 7] . . . . . .     -
Share issue costs
BALANCE, DECEMBER 31, 1998. . . . . . . . . . . . . . . . . . . . .   425,559
(UNAUDITED)
-------------------------------------------------------------------
Issuance of common stock for cash . . . . . . . . . . . .. . . . .         -

Equity component of convertible debentures [note 7] . . .. .  . . . 424,575

Equity component of financing fees [note 7] . . . . . .  . . .  . .   (14,000)
BALANCE, MARCH 31, 1999 . . . . . . . . . . . . . . . .  . . . . . .  836,134


See  accompanying  notes

JAWS  TECHNOLOGIES,  INC.

                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (all amounts are expressed in U.S. dollars)



                                   THREE MONTHS ENDED     YEAR ENDED

                                                     MARCH 31,     DECEMBER 31
                                                  ------------  -------------
                                            1999           1998          1998
 $. . . . . . . . . . . . . . .  .. . . . . .  $             $              $
(unaudited) .. . . . . . . . . .. . . . . . . . . . . . . . .   (unaudited)
-----------------------------------------------------------------  ----------
CASH FLOWS USED IN OPERATING ACTIVITIES
Loss for the period .  . . . .. . ..    (1,201,985)  (1,032,658)   (3,076,287)
Adjustments to reconcile loss to cash flows used in operating activities:

Consulting expense not involving
   the payment of cash [note 5]  .          -         25,000       200,000
Depreciation and amortization . . . .   11,450          1,683        14,041
Amortization of deferred financing fees  8,113              -         5,158
Software development costs. . . .           -        909,003       909,003
Non-cash interest expense on warrants        -              -       257,143

Non-cash interest expense on convertible
    debentures . . . . . . . ..  .      424,575            -       118,462


Non-cash interest expense on convertible
  debenture conversion and accrued interest.    13,945    -         6,083
Foreign exchange loss . .. . . . . . .    9,929          -             -

Changes in non-cash working capital
    balances [note 12]. . . . . . .   488,867      18,191       439,422
                                  (245,106)       (78,781)   (1,126,975)


CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of fixed assets. . . . . .    (234,390)        (9,656)     (96,502))
Other . . . . . . . . . .   .. .       (2,250)             -       (19,082)
                                   (236,640)        (9,656)     (115,584)

CASH FLOWS GENERATED BY FINANCING ACTIVITIES

Proceeds from the issuance of common stock,
    net of issue costs. . . . . . . .      101,500        294,560       954,686
---------------------------------  ------------  -------------  ------------
Repayment of stockholder loans. .  .      (62,591)       (50,993)      (78,159)
Proceeds from advances. . . . . . .        9,533              -        20,273

Proceeds received on issue of
  convertible debenture . . . . . .      500,000              -       420,000

Financing fees on issue of convertible
    debenture. . . . . . . . . . .. . . .(50,000)             -       (42,000)
                                       498,442        243,567     1,274,800
                                    ------------  -------------  ------------

INCREASE IN CASH. . . . . . . . .       16,696        155,130        32,241
Cash acquired on acquisition of subsidiary       -        1,380        1,380
Cash, beginning of period . . . . .       33,732            111           111
CASH, END OF PERIOD . . . . .. . . .       50,428        156,621        33,732



                                                                      1997
  $
  (unaudited)
------------------------------------------------------------
CASH FLOWS USED IN OPERATING ACTIVITIES
Loss for the period . . . . . . . . . . . . . . . .  . . . .  . . . .  (136,854)
Adjustments to reconcile loss to cash flows used in operating activities:

Consulting expense not involving the payment of cash [note 5] . . . .         -
Depreciation and amortization . . . . . . . .  . . . . . . . .. . . .       580
Amortization of deferred financing fees . . . . . . . . . . . . . .         -
Software development costs. . . . . . . . . . .. . . . .  . . . . . .         -
Non-cash interest expense on warrants . . . . . .  . . .  . . . . .         -

Non-cash interest expense on convertible debentures . . . . . . . .         -


Non-cash interest expense on convertible debenture conversion
    and accrued interest.     -
Foreign exchange loss

Changes in non-cash working capital balances [note 12]. . .. . . . .    25,476
                                                             (110,798)
                                                          ---------

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of fixed assets. . . . . . . . . . . . . . . . . . .    (2,900)
Other . . . . . . . . . . . . . . . . . . . . . . .  . . . . .         -
                                                                       (2,900)

CASH FLOWS GENERATED BY FINANCING ACTIVITIES

Proceeds from the issuance of common stock, net of issue costs. . . .    35,650
--------------------------------------------------------------------
Repayment of stockholder loans. . . . . . . . . . . . .. . . . .    78,159
Proceeds from advances. . . . . . . . . . . . . . . . . . . . . .         -

Proceeds received on issue of convertible debenture . .  . . . . .         -

Financing fees on issue of convertible debenture. . . . . . . . . .         -
                                                                   113,809
                                                                   ---------

INCREASE IN CASH. . . . . . . . . . . . . . . . . . . . . . . . .       111
Cash acquired on acquisition of subsidiary. . . . . .  . . . . . .         -
Cash, beginning of period . . . . . . . . . . . . . . . . . . .         -
CASH, END OF PERIOD . . . . . . . . . . . . . . . . .  . . .       111


See  accompanying  notes

1.     BASIS  OF  PRESENTATION
Jaws Technologies, Inc., (the "Company") was incorporated on January 27, 1997 under the laws of the State of Nevada as "E-Biz" Solutions, IncOn March 27, 1998, "E-Biz" Solutions, Inc. changed its name to Jaws Technologies, Inc The business purpose is developing and selling encryption software. These activities are carried out through the Company's wholly owned Canadian subsidiary.
The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company is continuing to develop its product and has a deficit of $4,415,126, a working capital deficiency of $909,287 and a stockholders' deficiency of $1,275,649 as at March 31, 1999. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow, to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. However, no assurance can be given at this time as to whether the Company will achieve any of these conditions. These factors, among others, raise substantial doubt about the
Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern for a reasonable period of time.
Management believes that additional funding will be required to finance expected operations until a market has been developed for the Company's software. Management intends to seek additional financing through future private or public offerings of stock and through the exercise of stock options.
The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the periods being presented.
2.     SIGNIFICANT  ACCOUNTING  POLICIES
The financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States.
USE  OF  ESTIMATES
Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.
CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Jaws Technologies, Inc., an Alberta, Canada corporation, after elimination of intercompany accounts and transactions. FIXED ASSETS
Fixed assets are recorded at cost and are depreciated at the following annual rates which are designed to amortize the cost of the assets over their estimated useful lives.
     Furniture  and  fixtures     -  20%  diminishing  balance
     Computer  hardware     -  33%  straight  line
     Computer  software  for  internal  use     -  33%  straight  line
     Leasehold  improvements     -  20%  straight  line
     Office  equipment     -  18%  straight  line
SOFTWARE  DEVELOPMENT
Software development costs are expensed when technological feasibility has not yet been established. Subsequent to establishing technological feasibility, such costs are capitalized until the commencement of commercial sales. FINANCING FEES
Financing fees associated with that portion of the 10% convertible debentures classified as debt are deferred and amortized over the life of the debentures. Financing fees associated with that portion of the convertible debentures classified as contributed surplus is charged to that account. The pro rata portion of financing fees associated with converted debentures is charged to share capital in excess of par value.
REVENUE
Revenue from selling encryption software is recognized when the software is delivered.
ADVERTISING
Advertising  costs  are  expensed  as  incurred.
INCOME  TAXES
The Company follows the liability method of accounting for the tax effect of temporary differences between the carrying amount and the tax basis of the company's assets and liabilities. Temporary differences arise when the realization of an asset or the settlement of a liability would give rise to either an increase or decrease in the Company's income taxes payable for the year or later period. Deferred income taxes are recorded at the income tax rates that are expected to apply when the deferred tax liability is settled or the deferred tax asset is realized. When necessary, valuation allowances are established to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred income tax assets and liabilities. FOREIGN CURRENCY TRANSLATION
The functional currency of the Company's subsidiary is the Canadian dollar. Accordingly, assets and liabilities of the subsidiary are translated at the year-end exchange rate and revenues and expenses are translated at average exchange rates. Gains and losses arising from the translation of the financial statements of the subsidiary are recorded in a "Foreign Currency Translation Adjustment" account in stockholders' equity.
LOSS  PER  COMMON  SHARE
The loss per common share has been calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share, assuming all warrants, options and conversion features were exercised, does not differ from basic earnings per share.
STOCK  OPTIONS
The Company applies the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost is recognized in the accounts as options are granted with an exercise price that approximates the prevailing market price.
PRIOR  YEAR  AMOUNTS
Certain prior year amounts have been reclassified to conform to the presentation adopted in 1998.
3.     ACQUISITION
On February 10, 1998 the Company issued 1,500,000 restricted common shares, as well as options to purchase 400,000 shares of its restricted common stock at $0.50 per share in exchange for all of the outstanding common stock of Jaws Technologies, Inc., an Alberta, Canada corporation ("Jaws Alberta"). The options issued in connection with the acquisition have been ascribed no value. Jaws Alberta at the time of acquisition was in the process of creating a new encryption software product. The acquisition has been accounted for by the purchase method.

The purchase price, and thereby the amounts allocated to software and the shares issued, net of other assets and liabilities acquired, was determined based on estimates by management as to the replacement cost for the encryption software development which had been incurred by Jaws Alberta prior to the acquisition date. The purchase price has been allocated to the net assets acquired based on their estimated fair values as follows:

                                          $

Net assets acquired
Non-cash working capital . . . . . .    (5,087)
Software under development . . . . .   909,003
Fixed assets . . . . . . . . . . . .     2,891
Due to stockholders. . . . . . . . .   (54,443)
------------------------------------  ---------
Net assets acquired, excluding cash.   852,364
------------------------------------
Acquisition costs. . . . . . . . . .   (13,996)
Cash acquired. . . . . . . . . . . .     1,380
Net assets acquired for common stock   839,748


The amount allocated to software under development relates to encryption software and its related algorithms, including the "L5" software. This software, at the time of purchase, was not completely developed, tested or otherwise available for sale and therefore has been immediately expensed in the accompanying consolidated statements of loss and deficit. Coding and testing activities for this software were completed on July 31, 1998.
The operating results of the acquired company are included in the consolidated statements of loss, deficit and comprehensive loss from the date of acquisition. Pro forma loss and pro forma loss per common share for the three month period
--------------------------------------------------------------------------------
ended  March  31,  1998,  giving effect to the acquisition of Jaws Alberta as at
--------------------------------------------------------------------------------
January  1,  1998  are  $914,526  and  $0.18  respectively  (December 31, 1998 -
--------------------------------------------------------------------------------
$3,083,685 and $0.42 respectively).  Pro forma revenue does not differ from that
--------------------------------------------------------------------------------
recorded  for  the  period  to  March  31, 1998, being nil, or for the period to
--------------------------------------------------------------------------------
December  31,  1998,  being  $29,068.
-------------------------------------

4.     FIXED  ASSETS
     MARCH  31,  1999



              COST             ACCUMULATED DEPRECIATION   NET BOOK VALUE
         -------------------------  -------------------------  -------------
                     $                     $                    $
         -------------------------  -------------------------  -------------
Furniture and fixtures . . . . . .            108,942          9,781    99,161
----------------------------------
Computer hardware. . . . . . . . .         85,284         10,661        74,623
Computer software for internal use         13,819            2,061     11,758
----------------------------------  -----------------------  -------------
Leasehold improvements . . . . . .            98,942         2,473    96,469
Office equipment . . . . . . . . .         25,094              -     25,094
                                              332,081     24,976      307,105
  DECEMBER 31,
                                         1998
                             -------------------------

  COST . . . . . . .  . .  ACCUMULATED DEPRECIATION   NET BOOK VALUE
------------------------
  $. . . . . . . . . . . . . . . .  $             $
Furniture and fixtures . . . . . .          31,758          6,482    25,276
-------------------------------------  -----------------  -----------
Computer hardware. . . . . . . . .           47,371          5,534    41,837
Computer software for internal use            13,162           1,445   11,717
                                              92,291        13,461    78,830


5.     SHARE  CAPITAL
AUTHORIZED
95,000,000 common shares at $0.001 par value (increased from $20,000,000, February 4, 1999)
  5,000,000  preferred  shares  at  $0.001  par  value
COMMON  STOCK  ISSUED
During  1998, the 400,000 restricted common shares issued for services relate to
--------------------------------------------------------------------------------
services  provided  by  two  consultants in relation to the establishment of the
--------------------------------------------------------------------------------
capital  structure  of the Company.  The shares were recorded at their estimated
--------------------------------------------------------------------------------
fair  value  of  $200,000.
--------------------------
COMMON  STOCK  HELD  IN  ESCROW
Upon entering into the 10% convertible debenture agreement (see note 7) the Company placed 9,500,000 shares in escrow relating to the $2 million of financing. In addition, 1,071,429 shares and 357,143 shares were placed in escrow relating to the purchasers' and agent's warrants issued in relation to the 10% convertible debenture agreement.
OPTIONS

As at March 31, 1999, the Company has issued 2,007,000 options to purchase common stock to the Company's directors, officers and employees. Of the total issued, none have been exercised as at March 31, 1999. As at March 31, 1999, none of the options had vested. Details of the stock options outstanding at March 31, 1999 are as follows:


NUMBER OF OPTIONS  EXERCISE PRICE  EXPIRY DATE
                   --------------  --------------------


          200,000            0.15     February 22, 2008
-----------------  --------------  --------------------
           32,000            0.15     June 30, 2008
           35,000            0.32     June 30, 2008
           81,000            0.33     June 30, 2008
          143,000            0.37     June 30, 2008
           22,000            0.40     June 30, 2008
           80,000            0.44     June 30, 2008
        1,106,500            0.48     June 30, 2008
           82,500            0.58     June 30, 2008
           71,000            0.62     June 30, 2008
           10,000            0.65     June 30, 2008
           36,000            0.69     June 30, 2008
           33,000            0.75     June 30, 2008
           75,000            0.77     June 30, 2008
        2,007,000
-----------------


The fair value of each option granted to date is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 153%; risk-free interest rate of 4.0%; no payment of common share dividends; and expected life of 10 years. Had the compensation cost for these plans been determined based upon the fair value at the grant date, been consistent with the methodology prescribed in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based compensation," the Company's loss and loss per common share for the three month period ended March 31, 1999 would have been $1,303,187 and $0.12 respectively (December 31, 1998 $3,324,618 and $0.45 respectively).
6.     RELATED  PARTY  TRANSACTIONS

Amounts  due  to  related  parties  consist  of  the  following  amounts:

                              MARCH 31,     DECEMBER 31,

                                 1999      1998    DECEMBER 31, 1997
  $                               $         $
-----------------------------  --------
DUE FROM RELATED PARTIES
Futurelink Distribution Corp.    10,708     9,073                  -
Futurelink/Sysgold Ltd. . . .         -     4,045                  -
                                 10,708    13,118                  -

DUE TO RELATED PARTIES
Officers and stockholders . .    67,202    43,588                  -
Futurelink Distribution Corp.         -    32,175                  -
Willson Stationers Ltd. . . .     2,601     1,352                  -
Directors . . . . . . . . . .   132,501   120,000                  -
                                202,304   197,115                  -

DUE TO STOCKHOLDERS
Bankton Financial Corporation    15,628    15,775                  -
Cameron Chell . . . . . . . .     1,986     1,957                  -
Hampton Park Ltd. . . . . . .     4,045    56,985                  -
Other stockholder . . . . . .         -         -             78,159
                                 21,659    74,717             78,159


During the year ended December 31, 1998, the Company incurred $76,612 in fees associated with computer services provided by Futurelink Distribution Corp., an entity of which certain directors are also directors of the Company. There were no similar fees incurred during the period ended March 31, 1999. The Company provided sales to Futurelink Distribution Corp. during the period ended March 31, 1999 in the amount of $1,175 (December 31, 1998 - $9,073), all of which is included in the amounts due from related parties at March 31, 1999. The fees charged by and sales provided to Futurelink Distribution Corp. are recorded at their exchange amounts.
During the year ended December 31, 1998, the Company provided services of $4,045 to Futurelink/Sysgold Ltd., an entity of which certain directors are also directors of the Company. This amount was included in due from related parties at December 31, 1999. These services are provided on normal commercial terms and conditions. No services were provided to Futurelink/Sysgold Ltd. during the period ended March 31, 1999.
Office and administration expenses for the three month period ended March 31, 1999, include $2,563 (December 31, 1998 - $8,035) paid to Willson Stationers Ltd., an entity of which certain directors are also directors and officers of the Company. These transactions are recorded at their exchange amounts.
Consulting fees for the year ended December 31, 1998, include $198,168 to officers and stockholders of the Company for services provided.
Due to stockholders represents advances received by the Company. The amount due to Hampton Park Ltd., a company owned by a stockholder, bears interest at 8% per annum and has no set repayment terms. The remaining amounts due to stockholders do not carry interest and have no set repayment terms. All stockholders have indicated they do not intend to demand repayment within the next year. The Company entered into an agreement to lease premises from a stockholder. The lease began on November 1, 1998 and is for a five year term. The minimum rent is $9.27 per square foot per annum with 9,920 square feet of net rentable area. Additional rent is estimated at $3.97 per square foot of net rentable area per annum. The net rent expense rate recognized in the three month period ended March 31, 1999 was $5,986, (year ended December 31, 1998 - $3,991).

7.     CONVERTIBLE  DEBENTURES
          DECEMBER  31
                                  MARCH 31, 1999     1998

                                                         $          $
                                                     ---------  ----------

PRINCIPAL
Net balance outstanding, beginning of period . .. . . .   146,606        -
Funds advanced to date . . . . . . . . . . . . .. . . . .   500,000   420,000
Debentures converted during the period . . . .  . . . . .         -  (210,000)
                                                        646,606    210,000

FINANCING FEES
Fees paid on funds advanced to date. . . . . . . . .. . .   (50,000)  (42,000)
Intrinsic value associated with equity component of debentures  14,000 11,760
Fees paid through issuance of warrants to agent. . . . . .    -     (85,714)
Intrinsic value associated with equity component of debentures  -    24,000
Amortization of financing fees to date . . . . . . . .     8,113       5,158
Financing fees associated with debentures converted to date. .   -      21,117
                                                       (27,887)    (65,679)

INTEREST EXPENSE
Accrued interest expense . . . . . . . . . . . . . .    13,945       2,285
NET BALANCE OUTSTANDING, END OF PERIOD . . . . .. . . .   632,664     146,606


On September 25, 1998, the Company entered into an agreement to issue 10% convertible debentures in series of $200,000 up to a total of $2,000,000, subject to the Company meeting certain conditions, which mature on October 31, 2001. The holders have the right to convert the debentures in increments of at least $100,000, at a price equal to the lower of $0.28 and 78% of the average closing bid price of the Company's common stock for the three trading days immediately preceding the Notice of Conversion served on the Company. For the $500,000 of convertible debentures that were issued on January 26, 1999,
$250,000 of debentures can be converted at a fixed price of $0.40 per common share and the remaining $250,000 can be converted into shares at a fixed rate of $0.28 per common share. The Company may prepay any or all of the outstanding principal amounts at any time, upon thirty days' notice, subject to the holders' right to convert into common shares. A financing fee of 10% is charged on the principal sum of each convertible debenture issued. Interest is payable on the maturity date. At the holders' election, interest can be settled in common stock of the Company based on market prices.
Through March 31, 1999, the Company has issued convertible debentures totalling $920,000 of which $543,037 was recorded as contributed surplus with an offsetting amount charged as interest on long term debt. Of the debentures issued, $210,000 principal plus $3,798 interest was converted into 1,912,317 shares on November 30, 1998. Interest totalling $16,230 has been accrued and included in the convertible debenture balance outstanding at March 31, 1999. These shares will be formally issued when the Company's SB-2 Registrations Statement has been declared effective.
At  the  time  of  the  initial  funding  on October 1, 1998, the Company issued
--------------------------------------------------------------------------------
1,428,572  common share purchase warrants (357,143 to the agent and 1,071,429 to
--------------------------------------------------------------------------------
the  ultimate subscriber of the issue).  Each warrant gives the holder the right
--------------------------------------------------------------------------------
to purchase one common share of the Company at $0.28 until October 31, 2001.  An
--------------------------------------------------------------------------------
amount  of  $342,857  has  been included in contributed surplus as the estimated
--------------------------------------------------------------------------------
value  attributed  to these warrants as they were exercisable upon issuance.  In
--------------------------------------------------------------------------------
addition,  the warrants issued to the agent have been treated as a financing fee
--------------------------------------------------------------------------------
in  the  amount  of $85,714.  The value of these fees associated with the equity
--------------------------------------------------------------------------------
component  of  the  10%  convertible  debentures has been charged to contributed
--------------------------------------------------------------------------------
surplus in the amount of $24,000.  The remaining balance is being amortized over
--------------------------------------------------------------------------------
the  life  of  the  10%  convertible  debentures.
-------------------------------------------------
For each issuance of 10% convertible debentures, the Company must pay a financing fee of 10% which amounted to $92,000 to date. The fees associated with the equity component of the 10% convertible debentures, being $25,760, have been charged to contributed surplus. The remaining amount, which has been recorded as a reduction of the debenture principal, is being amortized over the life of the 10% convertible debentures, unless the debentures are converted. If converted, the pro rata portion of the financing fees associated with the converted debentures is charged to capital in excess of par value. During 1998, $21,117 has been charged to capital in excess of par value relating to $210,000 of convertible debentures which were converted.
The Company is currently in the process of filing a form SB-2 Registration Statement qualifying the shares to be issued on conversion of the debentures with the Securities and Exchange Commission. Should the registration statement not be declared effective within 90 days of initial funding, a charge of 0.986% per day will apply against the initial amount funded. Should successful registration not occur within 120 days of initial funding, a charge of 0.1644% per day will apply for each day thereafter. As of June 11, 1999, the SB-2 Registration Statement has not been declared effective. The initial amount funded on October 1, 1998 was $200,000. An amount of $22,029 has been accrued for the penalty of late filing of the registration statement.
8.     LOSS  PER  SHARE
Loss per common share is loss for the period divided by the weighted average number of common shares outstanding. The effect on earnings per share of the exercise of options and warrants, and the conversion of the convertible debentures is anti-dilutive.
9.     INCOME  TAXES

The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rates to the loss before income taxes for the following reasons:
                              MARCH 31,     DECEMBER 31,
                         1999     1998     DECEMBER 31, 1997

                                                  $           $           $
                                              ----------  ----------  ---------

                                                   (34%)       (35%)      (34%)

Income tax benefit at U.S. statutory rate. .   (408,675)   (361,430)   (46,530)
Increase (decrease) in taxes resulting from:
Deferred tax asset valuation allowance . . .    328,700     458,435     46,530
Non-deductible expenses. . . . . . . . . . .    141,663           -          -
Foreign tax rate differences . . . . . . . .    (61,688)    (97,005)         -
Income tax benefit . . . . . . . . . . . . .          -           -          -

For financial reporting purposes, loss before income taxes includes the following components:
                               MARCH 31,     MARCH 31,
                         1999     1998     DECEMBER 31, 1997

                      $             $            $
                 ------------  ------------  ----------

Pre-tax loss:
  United States     (621,139)      (62,607)   (136,854)
  Foreign . . .     (580,846)     (970,051)          -
                  (1,201,985)   (1,032,658)   (136,854)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets are as follows:
                     MARCH 31,     DECEMBER 31,     DECEMBER 31,
                                1999     1998     1997

                                         $            $           $
                                    ------------  ----------  ---------

Deferred tax assets:
  Net operating loss carryforwards    1,025,208      26,780          -
  Start-up costs . . . . . . . . .       35,673      68,195     46,333
  Depreciation . . . . . . . . . .       11,294         247        197
  Debt issue costs . . . . . . . .        3,630           -          -
  Software costs . . . . . . . . .      405,597     409,743          -
Total deferred tax assets. . . . .    1,481,402     504,965     46,530
----------------------------------  ------------  ----------  ---------
Valuation allowance. . . . . . . .   (1,481,402)   (504,965)   (46,530)
Net deferred tax assets. . . . . .            -           -          -
----------------------------------  ------------  ----------  ---------


The Company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses since its inception.

The Company has U.S. operating losses carried forward of $1,144,000 which expire as follows:

         $
      --------
2018   936,000
2019   208,000


The availability of these loss carryforwards to reduce future taxable income could be subject to limitations under the Internal Revenue Code of 1986, as amended. Certain ownership changes can significantly limit the utilization of net operating loss carryforwards in the period following the ownership change. The Company has not determined whether such changes have occurred and the effect such changes could have on its ability to carry forward all or some of the U.S. net operating losses.

The Company has non-capital losses carried forward for Canadian income tax purposes of $1,523,000. These losses expire as follows:

         $
2003    45,000
2004     7,000
2005   897,000
2006   574,000


10.     COMMITMENTS

The Company is committed to the following minimum lease payments under operating leases for premises and equipment:

                       $
Remainder of 1999.    88,623
                        2000  118,164
                        2001  100,667
                        2002  100,384
2003 and hereafter   835,567


11.     CAPITAL  LEASE  OBLIGATIONS  PAYABLE

The future minimum lease payments at March 31, 1999 under capital leases are as follows:

                                                       CAPITAL LEASES

1999 . . . . . . . . . . . . . . . . . . . . . . . .           4,463
2000 . . . . . . . . . . . . . . . .. . . . . .           5,950
2001 . . . . . . . . . . . . . . .  . .  . . . . . . . . . .           5,950
2002 . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,950
2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,950
2004 . . . . . . . . . . . . . . . . . . .  . . . . . . . . .           4,463
Total future minimum lease payments. . . . . . . . . . . .          32,726
Less: imputed interest . . . . . . . . . . . . . . . . . .          (7,632)
Balance of obligations under capital lease . . .  . . . .          25,094
-----------------------------------------------------  ---------------

Less: current portion included in accounts payable and
        accrued liabilities                                      (5,950)
Long term obligation under capital lease . . . . . . . . . . .      19,144



12.     NET  CHANGE  IN  NON-CASH  WORKING  CAPITAL
                               MARCH 31,     MARCH 31,
                   1999     1998     DECEMBER 31,     DECEMBER 31,

  $                                        $1998     1997
---------------------------------------

Accounts receivable . . . . . . . . . .   (17,495)       -     (7,243)       -
Due from related parties. . . . . . . .     2,410        -    (13,118)       -
Prepaid expenses and deposits . . . . .    26,520   (4,411)  (132,956)  (7,500)
Accounts payable. . . . . . . . . . . .   346,839   22,602    346,744   32,976
Accrued liabilities . . . . . . . . . .   125,404        -     48,880        -
Due to related parties. . . . . . . . .     5,189        -    197,115        -

Change relating to operating activities   488,867   18,191    439,422   25,476


13.     SEGMENTED  INFORMATION
The Company's activities are conducted in one operating segment with all activities relating to the development and sale of encryption software. These activities are planned to be carried out in Canada and the United States. To date, all the activities have occurred in Canada.
14.      FINANCIAL  INSTRUMENTS
Financial instruments comprising cash, accounts receivable, amounts due from related parties, deposits, accounts payable and accrued liabilities, amounts due to related parties, capital lease obligations, and amounts due to stockholders approximate their fair value. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.
The estimated fair value as at March 31, 1999 of the 10% convertible debentures is $432,587 (December 31, 1998 - $189,000). This is based on the estimated present value of the principal and interest of the debenture plus the estimated fair value of the conversion option (exclusive of the intrinsic value of the conversion option and the detachable warrants at the issue date of the debenture). The carrying amount of the 10% convertible debentures is $632,664 (December 31, 1998 -$212,285).
The Company is subject to cash flow risk to the extent of the fixed 10% simple interest rate being charged on the convertible debentures. The effective annual interest rate realized by the Company, exclusive of the amounts relating to the conversion feature of the 10% convertible debentures and the warrants, was 10% (December 31, 1998 - 10%).
15.     RECENT  PRONOUNCEMENTS
In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities." The Company does not acquire derivatives or engage in hedging activities.

                                     F - 19
CONTINGENCIES
-------------
During the three month period ended March 31, 1999, a statement of claim has been filed against the Company in the amount of approximately $27,529 ($41,580 Canadian) plus costs. The statement of claim seeks loss of compensation relating to services provided to the Company. Management has placed $14,566 ($22,000 Canadian) in trust with legal counsel to cover the claim. These financial statements contain a provision for loss of $14,566 ($22,000 Canadian) related to the claim.
17.     SUBSEQUENT  EVENTS
(a) On April 16, 1999, the Company drew down an additional $600,000 of financing under the 10% convertible debenture agreement, which can be converted into common stock at a fixed rate of $0.65 per common share.
On April 27, 1999, the debenture agreement was amended to include (among others) the following changes:
(i) the total amount available under the debenture agreement was increased from $2,000,000 to $5,000,000.
(ii) the financing fee applicable to the additional $3,000,000 available was set at 8% of the principal sum issued.
(iii) the balance of the financing not yet drawn, $3,480,000, has conversion prices ranging from $0.28 to $0.65 per common share.
(iv) an additional 923,077 share purchase warrants were issued, which give the holder the right to purchase one common share for each warrant held, at a price of $0.65 per warrant.
(b) During 1998, the Company had entered into a Put Option agreement with an investor which allowed the Company to require the investor to purchase up to 25,000,000 shares of the common stock of the Company. In addition, the investor was to be granted warrants to purchase up to 3,000,000 shares of common stock. On April 26, 1999, the Company and the investor agreed to cancel the agreement in exchange for warrants to the investor to purchase up to 1,000,000 shares of common stock at an exercise price of $0.70 per share. The warrants expire April 15, 2002.

                                    MARCH 31, 1999

                 COST     ACCUMULATED DEPRECIATION     NET BOOK VALUE
                 ----
Furniture  and  fixtures     108,942     9,781     99,161
------------------------
Computer  hardware     83,689     10,661     73,028
Computer  software  for  internal  use     13,819     2,061     11,758
Leasehold  improvements     98,942     2,473     96,469
Office  equipment     25,094     -     25,094
     330,486     24,976     305,510
                                  DECEMBER 31, 1998
                                  -----------------

                 COST     ACCUMULATED DEPRECIATION     NET BOOK VALUE
                 ----
                                       28
                                       --
Furniture  and  fixtures     31,758     6,482     25,276
Computer  hardware     45,631     5,534     40,097
Computer  software  for  internal  use     13,162     1,445     11,717
     90,551     13,461     77,090

5.     SHARE  CAPITAL
AUTHORIZED
20,000,000  common  shares  at  $0.001  par  value
  5,000,000  preferred  shares  at  $0.001  par  value
COMMON  STOCK  ISSUED
During 1998, the 400,000 restricted common shares issued for services relate to services provided by two consultants in relation to the establishment of the capital structure of the Company. The shares were recorded at their estimated fair value of $200,000.
COMMON  STOCK  HELD  IN  ESCROW
Upon entering into the 10% convertible debenture agreement (see note 7) the Company placed 9,500,000 shares in escrow relating to the $2 million of financing. In addition, 1,071,429 shares and 357,143 shares were placed in escrow relating to the purchasers' and agent's warrants issued in relation to the 10% convertible debenture agreement.
OPTIONS
As  at  March  31,  1999,  the  Company has issued 2,007,000 options to purchase common stock to the Company's directors, officers and employees. Of the total issued, none have been exercised as at March 31, 1999. Details of the stock options outstanding at March 31, 1999 are as follows:
              NUMBER OF OPTIONS     EXERCISE PRICE     EXPIRY DATE
              -----------------     --------------     -----------

200,000     0.15      February  22,  2008
32,000     0.15      June  30,  2008
35,000     0.32      June  30,  2008
81,000     0.33      June  30,  2008
143,000     0.37      June  30,  2008
22,000     0.40      June  30,  2008
80,000     0.44      June  30,  2008
1,106,500     0.48      June  30,  2008
82,500     0.58      June  30,  2008
71,000     0.62      June  30,  2008
10,000     0.65      June  30,  2008
36,000     0.69      June  30,  2008
33,000     0.75      June  30,  2008
75,000     0.77      June  30,  2008
2,007,000
---------
The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its stock option plans. The fair value of each option granted to date is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 153%; risk-free interest rate of 4.0%; no payment of common share dividends; and expected life of 10 years. Had compensation cost for these plans been determined based upon the fair value at grant date, consistent with the methodology prescribed in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based compensation," the
     Company's loss and loss per common share for the period end     MARCH 31,
                                  DECEMBER 31,
                                    1999     1998
     $     $
     -     -

DUE  FROM  RELATED  PARTIES
Futurelink  Distribution  Corp.     10,708     9,073
Futurelink/Sysgold  Ltd.     -     4,045
     10,708     13,118

DUE  TO  RELATED  PARTIES
Officers  and  stockholders     67,202     43,588
Futurelink  Distribution  Corp.     -     32,175
Willson  Stationers  Ltd.     2,601     1,352
Directors     132,501     120,000
     202,304     197,115

DUE  TO  STOCKHOLDERS
Bankton  Financial  Corporation     15,628     15,775
Cameron  Chell     1,986     1,957
Hampton  Park  Ltd.     4,045     56,985
     21,659     74,717

During the year ended December 31, 1998, the Company incurred $76,612 in fees associated with computer services provided by Futurelink Distribution Corp., an entity of which certain directors are also directors of the Company. An amount of $32,175 was owed to Futurelink Distribution Corp. as at December 31, 1998. There were no similar fees incurred during the period ended March 31, 1999 and no amounts are owed to Futurelink Distribution Corp. as at March 31, 1999. The Company provided sales to Futurelink Distribution Corp. during the period ended March 31, 1999 in the amount of $1,175 (December 31, 1998 - $9,073), all of which is included in the amounts due from related parties at March 31, 1999. The fees charged by and sales provided to Futurelink Distribution Corp. are recorded at their exchange amounts.
During the year ended December 31, 1998, the Company provided services of $4,045 to Futurelink Sysgold Ltd., an entity of which certain directors are also directors of the Company. This amount was included in due from related parties at December 31, 1999. These services are provided on normal commercial terms and conditions. No services were provided to Futurelink Sysgold Ltd. During the period ended March 31, 1999.
Office and administration expenses include $2,563 (December 31, 1998 - $8,035) paid to Willson Stationers Ltd., an entity of which certain directors are also directors and officers of the Company. An amount of $2,601 (December 31, 1998 - $1,352) is owed to Willson Stationers Ltd. As at March 31, 1999. These transactions are recorded at the exchange amount.
The amounts due to stockholders represent advances received by the Company. The amount due to Hampton Park Ltd., a company owned by a stockholder, bears interest at 8% per annum and has no set repayment terms. The remaining amounts due to stockholders do not carry interest and have no set repayment terms. In relation to these amounts, stockholders have indicated they do not intend to demand repayment within the next year.
The Company entered into an agreement to lease premises from a stockholder. The lease began on November 1, 1998 and is for a five year term. The minimum rent is $9.27 per square foot per annum with 9,920 square feet of net rentable area. Additional rent is estimated at $3.97 per square foot of net rentable area per annum.

7.     CONVERTIBLE  DEBENTURES
          DECEMBER  31
                               MARCH 31, 1999     1998
     $     $
     -     -

PRINCIPAL
Net  balance  outstanding,  beginning  of  period     146,606     -
Funds  advanced  to  date     500,000     420,000
Debentures  converted  during  the  year     -     (210,000)
     646,606     210,000

FINANCING  FEES
Fees  paid  on  funds  advanced  to  date     (50,000)     (42,000)
Intrinsic  value  associated  with  equity  component  of  debentures     14,000
11,760
Fees  paid  through  issuance  of  warrants  to  agent     -     (85,714)
Intrinsic  value associated with equity component of debentures     -     24,000
Amortization  of  financing  fees  to  date     8,113     5,158
Financing  fees  associated  with  debentures converted to date     -     21,117
     (27,887)     (65,679)

INTEREST  EXPENSE
Accrued  interest  expense     13,945     2,285
NET  BALANCE  OUTSTANDING,  END  OF  PERIOD     632,664     146,606
                              MARCH 31,     DECEMBER 31,
                                    1999     1998
On  September  25,  1998  the  Company  entered  into  an agreement to issue 10%
--------------------------------------------------------------------------------
convertible  debentures  in  series  of  $200,000  up  to a total of $2,000,000,
--------------------------------------------------------------------------------
subject  to  the Company meeting certain conditions, which mature on October 31,
--------------------------------------------------------------------------------
2001.  The  holders have the right to convert the debentures in increments of at
--------------------------------------------------------------------------------
least  $100,000,  at  a price equal to the lower of $0.28 and 78% of the average
--------------------------------------------------------------------------------
closing  bid  price  of  the  Company's  common stock for the three trading days
--------------------------------------------------------------------------------
immediately  preceding  the Notice of Conversion served on the Company.  For the
--------------------------------------------------------------------------------
$500,000  of  convertible  debentures  that  were  issued  on  January 26, 1999,
--------------------------------------------------------------------------------
$250,000  of  debentures  can  be converted at a fixed price of $0.40 per common
--------------------------------------------------------------------------------
share and the remaining $250,000 can be converted into shares at a fixed rate of
--------------------------------------------------------------------------------
     $     $
     -     -

Income  tax  benefit  at  U.S.  statutory  rate  (34%)          (1,045,938)
Increase  (decrease)  in  taxes  resulting  from:
Deferred  tax  asset  valuation  allowance          1,106,172
Non-deductible  expenses          128,162
Foreign  tax  rate  differences          (188,396)
Income  tax  benefit          -
For financial reporting purposes, loss before income taxes includes the following components:
                              MARCH 31,     DECEMBER 31,
                                    1999     1998
     $     $
     -     -

Pre-tax  loss:
  United  States          (1,302,313)
  Foreign          (1,773,974)
          (3,076,287)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets are as follows:

                              MARCH 31,     DECEMBER 31,
                                    1999     1998
     $     $
     -     -

Deferred  tax  assets:
  Net  operating  loss  carryforwards          697,768
  Start-up  costs          37,999
  Depreciation          5,807
  Organization  costs          394
  Debt  issue  costs          5,137
  Software  costs          405,597
Total  deferred  tax  assets          1,152,702
----------------------------          ---------
Valuation  allowance          (1,152,702)
Net  deferred  tax  assets          -
--------------------------          -
The Company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses since its inception. The Company has U.S. operating losses carried forward of $936,000 which expire in 2018. The availability of these loss carryforwards to reduce future taxable income could be subject to limitations under the Internal Revenue Code of 1986, as amended. Certain ownership changes can significantly limit the utilization of net operating loss carryforwards in the period following the ownership change. The Company has not determined whether such changes have occurred and the effect such changes could have on its ability to carry forward all or some of the U.S. net operating losses.
The  Company  has  non-capital  losses  carried  forward for Canadian income tax purposes  of  $935,000.  These  losses  expire  as  follows:
                                          $
                                          -
                                                                 2003     44,000
                                                                          ------
                                                                  2004     7,000
                                                                2005     884,000

10.     COMMITMENTS
The Company is committed to the following minimum lease payments under operating leases for premises and equipment:
                                          $
                                                    Remainder of 1999     88,623
                                                                          ------
                                                                2000     118,164
                                                                2001     100,667
                                                                2002     100,384
                                                                2003     831,194
                                                                  2004     4,463
11.     CAPITAL  LEASE  OBLIGATIONS  PAYABLE
The future minimum lease payments at March 31, 1999 under capital leases are as follows:

                                    CAPITAL LEASES
                                                                  1999     4,463
                                                                  ----     -----
                                                                  2000     5,950
                                                                  2001     5,950
                                                                  2002     5,950
                                                                  2003     5,950
                                                                  2004     4,463
                                  Total future minimum lease payments     32,726
                                              Less: imputed interest     (7,632)
                           Balance of obligations under capital lease     25,094
                           ------------------------------------------     ------

Less:  current  portion  included  in  accounts  payable and accrued liabilities
(5,950)
                             Long term obligation under capital lease     19,144

12.     NET  CHANGE  IN  NON-CASH  WORKING  CAPITAL
                               MARCH 31,     MARCH 31,
     1999     1998
     ----
                                       $     $

Accounts  receivable     (17,495)     -
Due  from  related  parties     2,410     -
Prepaid  expenses  and  deposits     26,520     (4,411)
Accounts  payable     221,467     22,602
Accrued  liabilities     125,404     -
Due  to  related  parties     5,189     -
Change  relating  to  operating  activities     363,495     18,191
13.     SEGMENTED  INFORMATION
The Company's activities are conducted in one operating segment with all activities relating to the development and sale of encryption software. These activities are carried out in two geographic segments, being Canada and the United States.
                                    MARCH 31, 1999
                                    --------------
                              CANADA     U.S.     TOTAL
                              ------
                                    $     $     $

Revenue     3,047     -     3,047

Fixed  assets  and  organization  costs     305,510     1,595     307,105
                                  DECEMBER 31, 1998
                                  -----------------
                              CANADA     U.S.     TOTAL
                              ------
                                    $     $     $

Revenue     29,068     -     29,068

Fixed  assets  and  organization  costs     77,090     1,740     78,830

14.      FINANCIAL  INSTRUMENTS
Financial instruments comprising cash, accounts receivable, amounts due from related parties, deposits, accounts payable and accrued liabilities, amounts due to related parties and amounts due to stockholders approximate their fair value. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.
The estimated fair value as at March 31, 1999 of the 10% convertible debentures is $432,587. This is based on the estimated present value of the principal and interest of the debenture plus the estimated fair value of the conversion option (exclusive of the intrinsic value of the conversion option and the detachable warrants at the issue date of the debenture). The carrying amount of the 10% convertible debentures is $632,664.
The Company is subject to interest rate risk to the extent of the fixed 10% simple interest rate being charged on the convertible debentures. The effective annual interest rate realized by the Company, exclusive of the amounts booked relating to the conversion feature of the 10% convertible debentures and the warrants, was 10%.
The Company's sales during 1999 were derived primarily from three customers, representing 67% of total sales, two of which are related parties, being Futurelink Distribution Corp. and Futurelink Sysgold Ltd. (see note 6). Sales to these two companies represent 48% of total sales.
15.     RECENT  PRONOUNCEMENTS
In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities." The Company does not acquire derivatives or engage in hedging activities.
16.     CONTINGIENCIES
A statement of claim has been filed against the Company in the amount of approximately $27,529 ($41,580 Canadian) plus costs. The statement of claim seeks loss of compensation relating to services provided to the Company. Management has placed $14,566 ($22,000 Canadian) in trust with legal counsel to cover the claim. These financial statements contain a provision for loss of $14,566 ($22,000 Canadian) related to the claims.
17.     SUBSEQUENT  EVENTS
(a) On April 16, 1999, the Company received an additional $600,000 of financing under the 10% convertible debenture agreement.
(b) During 1998, the Company entered into a Put Option agreement with an investor which allowed the Company to require the investor to purchase up to 25,000,000 shares of the common stock of the Company. In addition, the investor was to be granted warrants to purchase up to 3,000,000 shares of common stock. Subsequent to year end, the Company and the investor agreed to cancel the agreement. In addition, on April 26, 1999, the Company entered into an agreement to issue warrants to the investor to purchase up to 1,000,000 shares of common stock at an exercise price of $0.70 per share. The warrants expire April 15, 2002.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

JAWS

Indemnification  of  Directors  and  Officers

The registrant has the power to indemnify its directors and officers against liability for certain acts pursuant to the laws of Nevada, being JAWS's state of incorporation. In addition, under the Articles of Incorporation of JAWS, no director, officer or agent is personally liable to the corporation or its stockholders for monetary damages arising out of a breach of such person's fiduciary duty to JAWS, unless such breach involves intentional misconduct, fraud or a knowing violation of law.

Liability of Directors and Officers. No director or officer shall be personally liable to the corporation or stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, the director or officer shall be liable to the extent provided by the applicable laws for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the corporation for or with respect to any acts or omissions of such person occurring prior to this amendment. JAWS' Articles state that it may, in its sole discretion indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of JAWS, to the fullest extent allowed by the Nevada General Corporation Law.

Section 78.7502 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The articles of incorporation of JAWS provide that JAWS will exercise, to the extent permitted by law, its power of indemnification, and that the foregoing right of indemnification shall not be exclusive of other rights to which a person shall be entitled as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of JAWS pursuant to the foregoing provisions, or otherwise, JAWS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

JAWS

JAWS's Articles state that it may, in its sole discretion indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of the Corporation, to the fullest extent allowed by the Business Corporations Act (Alberta).

The Business Corporations Act (Alberta) provides that a corporation may indemnify its current and former officers and directors against reasonable expenses which, in each case, were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer or director of the corporation, if: (i) they acted honestly and in good faith; (ii) in the case of a criminal or administrative proceeding, they had no reasonable cause to believe the conduct was unlawful. Unless limited by its articles of incorporation, a corporation shall be required to indemnify an officer or who was wholly successful in defense of a proceeding, against reasonable attorneys' fees.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following tables sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions and non-accountable expense allowance. All of the amounts shown are estimates, except the Securities and Exchange Commission registration.


SECURITIES AND EXCHANGE COMMISSION REGISTRATION FEE.  $  3,810.17
ACCOUNTING FEES AND EXPENSES . . . . . . . . . . . .  $ 10,000.00
PRINTING AND ENGRAVING EXPENSES. . . . . . . . . . .  $  5,000.00
TRANSFER AGENT AND REGISTRAR (FEES AND EXPENSES) . .  $  2,000.00
BLUE SKY FEES AND EXPENSES (INCLUDING COUNSEL FEES).  $  2,000.00
OTHER LEGAL FEES AND LEGAL EXPENSES. . . . . . . . .  $120,000.00
MISCELLANEOUS EXPENSES . . . . . . . . . . . . . . .  $  7,189.83
                                                      -----------
TOTAL. . . . . . . . . . . . . . . . . . . . . . . .  $150,000.00
                                                      -----------


ITEM  26.  RECENT  SALE  OF  UNREGISTERED  SECURITIES.

The following securities have been sold by JAWS since JAWS' incorporation in 1997.

1. Offering Memorandum ("OM") dated February 14, 1997 with a Sticker Update dated April 1, 1997 pursuant to which JAWS sold 4,000,000 shares of Common Stock at $0.015 per share for an aggregate investment of $60,000. The Offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). The sale of shares was to 14 investors in the state of Nevada and 27 additional investors, all of which purchases took place outside the United States.

2. Issuances to two consultants to JAWS for an aggregate of 300,000 shares of common stock issued December 1997 (250,000 shares) and in February 1998 (50,000 shares) in consideration for consulting services rendered to JAWS. The issuances were made pursuant to an exemption provided by Rule 506 of Regulation D under the Act.

3. Share Exchange Agreement between JAWS and shareholders of JAWS Canada dated February 10, 1998 pursuant to which JAWS issued 1,500,000 shares of Common Stock and options to purchase 400,000 shares of Common Stock at $0.50 per share to the shareholders of JAWS Canada in exchange for all of the issued and outstanding shares of JAWS Canada .

4. OM dated February 18, 1998 (the "February OM") pursuant to which JAWS sold 600,000 shares of common stock at $0.50 per share for an aggregate investment of $300,000. The offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Act. The sale of shares was to 26 investors.

5. Sale pursuant to the February OM of 1,250,000 shares of common stock of JAWS at $0.40 per share for an aggregate investment of $500,000 to Bristol Asset Management LLC. The offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Act.

Sale pursuant to the February OM of 900,000 shares of common stock of JAWS at $0.20 per share for an aggregate investment of $180,000 to two investors (450,000 shares each) Hampton Park Ltd. and Linear Strategies Ltd. The offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Act.

Sale pursuant to an OM dated April 1998, of 50,000 shares of common stock of JAWS at $0.40 per share for an aggregate investment of $20,000. The Offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Act.

8. Issuance on July 24, 1998 of 100,000 shares of common stock of JAWS to Bonanza Management Ltd. in consideration of services rendered. The issuance was made pursuant to an exemption provided by Rule 506 of Regulation D under the Act.

9. 10% Convertible Debenture issued to Thomson Kernaghan in connection with the amended debenture purchase agreement dated April 27, 1999. To date, JAWS has issued debentures for $1,520,000. Of such issuance only $210,000, plus interest, has been noticed for conversion at $0.1118 into 1,912,317 shares of common stock. The sale of the debenture was made pursuant to an exemption provided by Regulation S promulgated under the Act. TK warranted in the debenture purchase agreement that it is not a "U.S. Person", as such term is defined in Rule 902(o) of Regulation S, that the securities have not been offered to it in the United States and that offers of securities of the Company shall not be made to United States persons for a period of one year from the date of closing of all debentures offered pursuant to the agreement.

10. Sale on April 6, 1999 pursuant to the February OM of 1,571,428 of common stock of JAWS at $0.35 per share for an aggregate investment of $550,000 to Hampton Park Ltd. ($300,000) and Global Equity Fund Ltd. ($250,000). The offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Act. The purchasers are contractually prohibited from transferring the securities for a six-month period.

11. Sale on December 15, 1998 of 1,182,188 shares of common stock of JAWS at $0.32 per share for an aggregate investment of $378,300. Further, the sale included, 391,094 warrants to purchase 391,094 common stock of JAWS at $1.00 per share until March 30, 2000, and 391,094 warrants to purchase 391,094 common shares at $2.00 per share until March 30, 2000. The offering was made pursuant to an exemption provided by Regulation D (Rule 506) promulgated under the Act. The sale of shares was to 9 investors. All investors are not "U.S. Persons" as such term is defined in Rule 902(o) of Regulation S.

12. Sale on June 9, 1999 of 408,333 shares of common stock of JAWS at $0.60 per share for an aggregate investment of $245,000 to Royale Crown Limited. The sale was made pursuant to an exemption as provided by Regulation D promulgated under the Act.

13. Sale to Glentel Inc., on June 21, 1999, of 1,000,000 shares of common stock of JAWS at $1.50 per share for an aggregate investment of $1,500,000. This sale included 834,000 warrants to purchase 834,000 common shares at $2.25 per share until June 30, 2001. The sale was made pursuant to an exemption provided by Regulation D, (Rule 506) promulgated under the Act and All investors are not "U.S. Persons" as such term is defined in Rule 902(o) of Regulation D.

14. Sale on June 21, 1999 of 200,000 shares of common stock of JAWS at $1.50 per share for an aggregate investment of $300,000. This sale included 166,000 warrants to purchase 166,000 common shares at $ 2.25 until June 30, 2001, to 10 investors. All investors are not "U.S. Persons" as such term is defined in Rule 902(o) of Regulation S. The sale was made pursuant to an exemption provided by Regulation D (Rule 506) promulgated under the Act.

ITEM  27.  EXHIBITS.

(a)     Exhibits

     The following exhibits pursuant to Rule 601 of Regulation SB are included herein.

3.1.1 Articles of Incorporation of "E-Biz" Solutions, Inc. (now JAWS US), a Nevada Corporation as amended on March 11, 1998 and on February 4, 1999. (1)

3.1.2     Articles  of Incorporation of JAWS Canada dated September 17, 1997.(1)

3.1.3 Certificate of Amendment of Articles of Incorporation, dated March 30, 1998, changing the name of E-Biz to Jaws Technologies, Inc.(1)

3.1.4 Certificate of Amendment of Articles of Incorporation of JAWS increasing the total number of Common Stock which JAWS is allowed to issue from 20,000,000 to 95,000,000.(2)

3.2.1     Bylaws  of  E-Biz  Solutions  Inc.  (now  Jaws  US)  dated January 27,
1997.(1)

3.2.2 Bylaws No. 1 of JAWS Canada dated October 20, 1997 and Bylaw No. 2 of JAWS Canada dated October 20, 1997.(2)

4.1.1 Amendment No. 1 to Debenture Purchase Agreement by and between JAWS and Thompson Kernaghan dated April 27, 1999.(3)

4.1.2 Investment Agreement by and between JAWS and Bristol Asset Management V, LLC dated August 27, 1998 and letter of termination thereto.(1)

4.1.3 Warrant to purchase 1,000,000 shares of common stock of JAWS issued to Bristol Asset Management, LLC.(1)

4.1.4 Debenture Acquisition Agreement by and between JAWS and Thomson Kernaghan & Co. Ltd. dated September 25, 1998.(1)

5.1.1     Opinion  of  Sonfield  &  Sonfield.(3)

10.1.1 Lease Agreement by and between JAWS and The Manufacturer of Life Insurance Company dated December 15, 1997.(1)(Deleted)

10.1.2     Director's Agreement between JAWS and Arthur Wong dated July 1998.(1)

10.1.3     Director's  Agreement  between  JAWS and Julia Johnson dated July 30,
1998.(1)

10.1.4     Incentive  and  Non-Qualified  Stock  Option  Plan  for  JAWS.(1)

10.1.5 Master Agreement by and between JAWS and A.I. Axion Internet Communications, Inc. dated November 24, 1998.(2)

10.1.6 Master Agreement by and between JAWS and Calgary On-Line dated December 1998.(2)

10.1.7 Master Agreement by and between JAWS and ABC Internet Inc. dated December 7, 1998.(2)

10.1.8 Written Consent of the Board of Directors authorizing payment of consulting fees to officers of JAWS and their affiliates.(1)

10.1.9      Indemnity  Agreements  by  and  between  JAWS  and  Ms.  Julia  L.
Johnson.(2)

10.1.10      Indemnity  Agreements  by  and between JAWS and Mr. Arthur Wong.(2)

10.1.11     Agreement  with  FutureLink  Distribution  Corp.(2)

11     Statement  re  computation  of  per  share  earnings.(2)

15     Letter  on  unaudited  interim  financial  information.(2)

21     Subsidiaries  of  JAWS:   JAWS  Technologies,  Inc.,  an  Alberta
corporation.(3)

23.1     Consent  of  Sonfield  &  Sonfield.(3)

23.2     Consent  of  Ernst  &  Young  LLP.(3)

24     Power  of  Attorney  (included  in  Part  II).(3)

27     Financial  Data  Schedule(1)

-------------------------
(1)  Previously  Filed.
(2)  To  be  filed  by  amendment.
(3)  Filed  herewith.

ITEM  28.  UNDERTAKINGS.

     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the fore-going, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the Offering.

     Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of JAWS pursuant to the foregoing provisions, or otherwise, JAWS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by JAWS of expenses incurred or paid by a director, officer or controlling person of JAWS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, JAWS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                        7
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, JAWS has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta on the 6th day of August, 1999.

JAWS  TECHNOLOGIES  INC.


By:  /s/  ROBERT  KUBBERNUS
   ------------------------
    Robert  Kubbernus,  Chief  Executive  Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert Kubbernus or Cameron Chell, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any Amendments thereto and any registration statement for the same Offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of JAWS in the capacities and on the dates indicated.



  SIGNATURE                      CAPACITY                   DATE
--------------------  -------------------------------  --------------

/s/ ROBERT KUBBERNUS  CEO and Director                 August 6, 1999
--------------------
Robert Kubbernus

/s/ CAMERON B. CHELL  Director/Vice President Finance  August 6, 1999
--------------------
Cameron B. Chell

/s/ JULIA L. JOHNSON  Director                         August 6, 1999
--------------------
Julia L Johnson

/s/ ARTHUR WONG. . .  Director                         August 6, 1999
--------------------
Arthur Wong

/s/ VERA GMITTER . .  Vice President Operations        August 6, 1999
--------------------
Vera Gmitter

/s/ TEJ MINHAS . . .  Vice President Technology        August 6, 1999
--------------------
Tej Minhas

                                    EXHIBITS

     The following exhibits pursuant to Rule 601 of Regulation SB are included herein.

3.1.1 Articles of Incorporation of "E-Biz" Solutions, Inc. (now JAWS US), a Nevada Corporation as amended on March 11, 1998 and on February 4, 1999. (1)

3.1.2     Articles  of Incorporation of JAWS Canada dated September 17, 1997.(1)

3.1.3 Certificate of Amendment of Articles of Incorporation, dated March 30, 1998, changing the name of E-Biz to Jaws Technologies, Inc.(1)

3.1.4 Certificate of Amendment of Articles of Incorporation of JAWS increasing the total number of Common Stock which JAWS is allowed to issue from 20,000,000 to 95,000,000.(2)

3.2.1     Bylaws  of  E-Biz  Solutions  Inc.  (now  Jaws  US)  dated January 27,
1997.(1)

3.2.2 Bylaws No. 1 of JAWS Canada dated October 20, 1997 and Bylaw No. 2 of JAWS Canada dated October 20, 1997.(2)

4.1.1 Amendment No. 1 to Debenture Purchase Agreement by and between JAWS and Thompson Kernaghan dated April 27, 1999.(3)

4.1.2 Investment Agreement by and between JAWS and Bristol Asset Management V, LLC dated August 27, 1998 and letter of termination thereto.(1)

4.1.3 Warrant to purchase 1,000,000 shares of common stock of JAWS issued to Bristol Asset Management, LLC.(1)

4.1.4 Debenture Acquisition Agreement by and between JAWS and Thomson Kernaghan & Co. Ltd. dated September 25, 1998.(1)

5.1.1     Opinion  of  Sonfield  &  Sonfield.(3)

10.1.1 Lease Agreement by and between JAWS and The Manufacturer of Life Insurance Company dated December 15, 1997.(1)(Deleted)

10.1.2     Director's Agreement between JAWS and Arthur Wong dated July 1998.(1)

10.1.3     Director's  Agreement  between  JAWS and Julia Johnson dated July 30,
1998.(1)

10.1.4     Incentive  and  Non-Qualified  Stock  Option  Plan  for  JAWS.(1)

10.1.5 Master Agreement by and between JAWS and A.I. Axion Internet Communications, Inc. dated November 24, 1998.(2)

10.1.6 Master Agreement by and between JAWS and Calgary On-Line dated December 1998.(2)

10.1.7 Master Agreement by and between JAWS and ABC Internet Inc. dated December 7, 1998.(2)

10.1.8 Written Consent of the Board of Directors authorizing payment of consulting fees to officers of JAWS and their affiliates.(1)

10.1.9      Indemnity  Agreements  by  and  between  JAWS  and  Ms.  Julia  L.
Johnson.(2)

10.1.10      Indemnity  Agreements  by  and between JAWS and Mr. Arthur Wong.(2)

10.1.11     Agreement  with  FutureLink  Distribution  Corp.(2)

11     Statement  re  computation  of  per  share  earnings.(2)

15     Letter  on  unaudited  interim  financial  information.(2)

21     Subsidiaries  of  JAWS:   JAWS  Technologies,  Inc.,  an  Alberta
corporation.(3)

23.1     Consent  of  Sonfield  &  Sonfield.(3)

23.2     Consent  of  Ernst  &  Young  LLP.(3)

24     Power  of  Attorney  (included  in  Part  II).(3)

27     Financial  Data  Schedule(1)

-------------------------
(1)  Previously  Filed.
(2)  To  be  filed  by  amendment.
(3)  Filed  herewith.

                             Exhibit 4.1.1 - Page 14
                                  EXHIBIT 4.1.1


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.

                               AMENDMENT NO. 1 TO
                          DEBENTURE PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 TO DEBENTURE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of April 27, 1999, by and between JAWS TECHNOLOGIES INC., a Nevada corporation ("Seller") and THOMSON KERNAGHAN & CO. LTD, an Ontario corporation ("Buyer"), with respect to the following facts:

     A. Buyer and Seller originally entered into a Debenture Acquisition Agreement dated September 25, 1998 respecting a $2,000,000 10% Convertible Debenture (the "Debenture"). To this date $1,520,000 has been drawn down (with $210,000 thereof previously converted to common stock) leaving a balance of $480,000. The parties desire to clarify conversion prices and other terms with respect to the previously drawn down debentures and also to restate their terms and intentions with respect to an additional $3,000,000 debenture facility, and to restate the terms of portions of the convertible debentures previously drawn down and still outstanding.

     B. Seller desires to sell to the Buyer, and Buyer desires to purchase from the Seller an aggregate of up to $5,000,000 of a 10% Convertible Debenture (the "Debentures") of Seller in the form of Exhibit B and an aggregate of $1,000,000 of Warrants of Seller in the forms of Exhibit A and Exhibit D hereto, respectively, $600,000 of which may be converted at $0.28 per share and $400,000 of which may be converted at $0.65 per share (collectively, the "Securities"), upon the terms and conditions as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. PURCHASE AND SALE OF SECURITIES. Seller hereby sells to the Buyer, and Buyer hereby purchases the Securities from Seller on the terms and conditions stated herein. Seller is acquiring the Securities as Nominee and intends to resell the Securities outside the United States to certain of its customers who are not U.S. persons.

     2. PURCHASE PRICE. The total purchase price (the "Purchase Price") for the Securities shall be up to Five Million Dollars ($5,000,000), payable in cash in accordance with the terms, conditions and procedures set forth herein.

     3.     TRANSFER  OF  SECURITIES  AND  DELIVERY  OF  PURCHASE  PRICE.

     3.1     (a)     As  of  September  25,  1998, ("Initial Funding Date"), the
Buyer  purchased  Two  Hundred  Thousand  Dollars  ($200,000)  of Debentures and
Seller:

     (i) Filed on an appropriate form with the United States Securities and Exchange Commission (the "SEC") to register its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and the registration statement with the SEC under the Securities Act of 1933, as amended, as provided for in Section 6 hereof, which registration statements contains the required clean opinion on the financial statements of the Seller by Ernst & Young and was reviewed by United States securities counsel for the Seller, Jeffer, Mangels, Butler & Marmaro LLP; and

     (ii) Provided on the opinion of the Seller's counsel, Jeffer, Mangels, Butler and Marmaro, LLP to the effect that the Seller is duly incorporated and has the corporate power to enter into this Agreement and the Exhibits thereto, that this Agreement and the Exhibits thereto that have been entered into as of the Initial Closing Date have been duly approved by all necessary action on behalf of the Seller and this Agreement and such Exhibits are binding agreements effective according to their respective terms except for bankruptcy and equitable principal.

     The amount advanced was represented by a Debenture in the form of Exhibit B hereto for the amount advanced. The Seller also delivered to the Buyer on the Initial Funding Date, Warrants for the purchase of 1,071,429 shares of Common Stock in the form of Exhibit A hereto.

     (b) After the Initial Funding Date, one or more Subsequent Funding Dates occurred in which the Buyer purchased an additional One Million Three Hundred Twenty Thousand Dollars ($1,320,000) of Debentures.

     3.2 (a) On the Initial Funding Date, Seller (i) paid a finance fee to the Buyer, in an amount equal to ten percent (10 %) of the Principal Sum (as defined in the Debenture) funded on the Initial Funding Date, (ii) paid Buyer's reasonable attorney's fees and costs incurred in entering into this Agreement, (but not more than $10,000) against detailed invoices, and (iii) issued to the Buyer, for Buyer's own account, $100,000 of Warrants of the Seller exercisable at a per share price equal to the average of the closing bid prices of the Common Stock of the Seller as quoted on the NASD Electronic Bulletin Board for the three trading days prior to the Initial Funding Date, Twenty-Eight Cents ($0.28), in the form of Exhibit D hereto (the "Buyer Warrants"). For each funding following the Initial Funding Date and until $2,000,000 has been drawn upon, Seller shall pay a finance fee in an amount equal to ten percent (10%) of the sum funded on such date.

     (b) Upon the first funding following the filing of Amendment No. 2 of the Seller's SB-2 Registration Statement ("Amendment No. 2 Funding Date"), Seller shall issue Warrants in the form of Exhibit A hereto for $600,000 of Common Stock at an exercise price equal to sixty five cents ($0.65) per share and shall pay to the Buyer, for Buyer's own account, Buyer's reasonable attorney's fees and costs incurred in entering into this Agreement (but not more than $10,000) against detailed invoices.

     3.3 For each funding following a draw down of the initial Two Million Dollars ($2,000,000) contemplated in the Debenture, the Seller shall pay a finance fee to the Buyer, in an amount equal to eight percent (8 %) of the sum that is funded, thirty-seven point five percent (37.5 %) of which may be paid by the issuance of shares of Common Stock which may subsequently be resold pursuant to an exemption under Rule 144. Such shares shall be issued at a value of seventy-eight percent (78 %) of the average closing price for the three days preceding the funding date on the particular financing or another conversion price determined by the parties for such funding.

     3.4 On the Initial Funding Date, the Seller and Buyer entered into the Escrow Agreement in the form of Exhibit C hereto, with the Buyer as Escrow Agent.

     3.5 On each Amendment No. 2 Funding Date for all advances in excess of the Two Hundred Thousand Dollars ($200,000) referred to in Section 3. 1 (a) and the $720, 000 referred to in Section 3. 1 (b) additional funding shall be provided up to an aggregate total of Five Million Dollars ($5,000,000). For the Six Hundred Thousand Dollars ($600,000) advanced on April 19, 1999, the conversion price to be reflected in the Convertible Debenture shall be sixty five cents ($0.65) per share. With respect to any purchases of the remaining $3,480,000, the conversion price shall be a fixed forty cents ($0.40) per share, unless the parties agree to a higher conversion price prior to the issuance of a debenture.

     (a) An Amendment No. 2 Funding Date will occur on the 30th day (or the next business day if such 30th day is not a Business Day as defined in the form of debenture) after the Buyer receives a written request from the Seller to advance additional funds with such written request being sent by facsimile to the Buyer followed up in writing by over-night courier service;

     (b) Notwithstanding any other provision hereof, the Buyer at a proposed subsequent funding date is not required to advance any additional amounts to the Seller if the Form 10 or Form I OSB Registration Statement described in Section
3. 1 (a) hereof has not become effective under the Securities Exchange Act of 1934, as amended, and the Registration Statement under the Securities Act of 1933, as amended as provided for in Section 6 hereof has become effective.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyer as follows:

     4.1 Any Common Stock of Seller issuable upon conversion of or as payment of interest pursuant to the Debentures and the exercise of the Warrants and the Buyer's Warrants, will be duly and validly issued fully paid and nonassessable Common Stock of the Seller.

     4.2 The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Seller has full corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Seller is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a material adverse effect on the Seller. The Seller has furnished the Buyer or its special counsel with true, correct and complete copies of its Articles of Incorporation and By-laws, as amended, as in effect on the date hereof.

     4.3 The Seller has and will have at each Amendment No. 2 Funding Initial Date, all requisite legal and corporate power and authority to execute and deliver this Agreement and the Exhibits hereto, to sell and issue the Securities and the Buyer's Warrants and all Common Stock underlying the Securities, the Buyer's Warrants, hereunder, and to carry out and perform its obligations under the terms of this Agreement and the Exhibits hereto.

     4.4 The authorized capital stock of the Seller consists of (a) 95,000,000 shares of Common Stock, par value $.001 per share, of which 10,612,317 were issued and outstanding as of March 31, 1999 and, (b) 5,000,000 shares of Preferred Stock, par value $-001 per share, none of which are issued and outstanding immediately prior to the Initial Funding Date. Schedule 4.4(a) sets forth a true and correct list of the current stockholders of the Seller indicating the number of shares of each class of the Seller's stock held by each such stockholder. Except as set forth on Schedule 4.4(b), the Seller does not have any authorized or outstanding options, warrants, convertible debentures, rights or other securities exercisable for or convertible into any capital stock of any of the Seller. Except for rights granted under this Agreement, no person is entitled to any preemptive right or right of first refusal or similar right with respect to any issuance of capital stock or other securities by the Seller. Except for the Seller's obligations under this Agreement, there are no outstanding obligations of the Seller to redeem, purchase or otherwise acquire capital stock or other securities of any corporation. Except as provided herein no person has any right to require the Seller to register any shares of its capital stock for sale pursuant to the Securities Act of 1933, as amended.

     4.5 All corporate action on the part of the Seller, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Exhibits hereto, the authorization, sale, issuance and delivery of the Securities the Buyer's Warrants and all underlying Common Stock and the performance of all of the Seller's obligations hereunder and under each of the Exhibits hereto has been duly taken by the Seller. This
Agreement, when executed and delivered by the Seller, constitutes, and each of the Exhibits thereto shall, when executed and delivered, constitute, a valid and binding obligation of the Seller, enforceable in accordance with their terms except for bankruptcy and equitable remedies. The Common Stock when issued in compliance with the Securities and the Buyer's Warrants, shall be validly issued, fully paid and non-assessable. The Securities and the Buyer's Warrants are free of any liens claims or encumbrances; provided, however, that the will be subject to restrictions on transfer under applicable state and/or federal securities laws as set forth herein. The issuance of the Securities or Buyer's Warrants will not be subject to any preemptive rights or rights of first refusal, or result in any default of, or conflict with, the Articles of Incorporation or Bylaws of the Seller, any contract or agreement to which the Seller is a party or by which it is bound or any other obligation or commitment of the Seller.

     4.6 The Seller has delivered to the Buyer the audited balance sheet and statements of operations and cash flows of the Seller as of and for the period ended December 31, 1998 (the "Financial Statements"). The Financial Statements are complete and correct and have been prepared in accordance with the books and records of the Seller on a consistent basis. The Financial Statements accurately set out, present fairly and describe the consolidated financial condition and operating results of the Seller as of the dates, and during the periods, indicated therein.

     4.7 Except as set forth in Schedule 4.7 hereto, the Seller has no liabilities or obligations of any kind, absolute, contingent or otherwise, except (a) the liabilities and obligations set forth in the Financial Statements, (b) liabilities with respect to equipment leases entered into in the ordinary course of business, and (c) liabilities and obligations which have been incurred subsequent to December 31, 1998, in the ordinary course of business and consistent with past practice.

     4.8 The Seller has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no lien, claim or encumbrance other than (a) the lien of current taxes not yet due and payable, (b) possible minor liens and encumbrances which do not in any case or in the aggregate materially detract from the value of the property subject thereto or materially impair the operations of the Seller, and which have not arisen otherwise than in the ordinary course of business. The assets and properties of the Seller are adequate to conduct the operations currently conducted and proposed to be conducted by it. The Seller enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect. The leasehold improvements of the Seller and all of their tangible personal property, machinery, equipment, fixtures and inventories used in the ordinary course of business are in good repair and in good operating condition, reasonable wear and tear excluded.

     4.9 The Seller is not in violation of any term of its Articles of Incorporation or Bylaws, or of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, including without limitation any Material Contract. The Seller is in compliance with all judgments, decrees, governmental orders, laws, statutes, rules and regulations by which it is bound or to which it or any of its properties or assets is subject, except where the failure to comply would not have a material adverse effect on the Seller. The Seller has all permits, licenses, franchises and authorizations (collectively, the "Licenses") which are required by law and/or necessary to operate its business as conducted or proposed to be conducted, except where the failure to have any such License would not have a material adverse effect on the Seller. All such Licenses were validly issued and are in full force and effect. The Seller is in compliance in all material respects with all of its Licenses and no suspension, revocation or termination of any License is pending or, to the knowledge of the Seller, threatened. The execution, delivery and performance of and compliance with this Agreement and the Exhibits thereto, and the issuance of the Securities and the Buyer's Warrants have not resulted and will not result in any violation of, or conflict with, or constitute a material default under, (a) the Articles of Incorporation or By-laws of the Seller or (b) assuming the accuracy of the representations and warranties of the Seller set forth in hereto, any applicable law, statute, rule, regulation or License, or (c) any agreement, contract, franchise or instrument to which the Seller is a party, and has not resulted and will not result in the creation of, any Lien upon any of the properties or assets of the Seller.

     4.10 The Seller has good and marketable title to, or valid and continuing rights and licenses to use, all patents, patent rights, trade secrets, trademarks, trademark rights, service marks, trade names, copyrights, franchises, licenses, permits, inventions, customer lists, and all rights with respect to the foregoing, which are necessary for the operation of its business as presently conducted and now proposed to be operated (collectively, with any application with respect to the issuance or granting of any of the foregoing, the "Intangible Property"). To the Seller's knowledge, the conduct of business of the Seller as now operated and as now proposed to be operated does not and will not conflict with any valid intellectual property right of others. The Seller has not received any notice of any claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets or any property rights of others. The Seller has no knowledge that any licensor of it has any disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property. Each employee of the Seller has executed a confidentiality and non-disclosure agreement in favor of the Seller.

     4.11 There are no actions, suits, proceedings or investigations pending against the Seller or its properties before any court or governmental agency
(nor, to the best of the Seller's knowledge, is there any reasonable basis therefore or threat thereof).

     4.12 To the best of the Seller's knowledge, no employee of the Seller is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Seller.

     4.13 All agreements material to the business of the Seller ("Material Contracts") are valid, binding and in full force and effect in all material respects. The Seller and, to the best of the Seller's knowledge, each other party to a Material Contract have in all material respects performed all the obligations required to be performed by them, have received no notice of default and are not in default under any Material Contract.

     4.14 The Seller (a) has accurately prepared and timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Seller's operations for tax purposes); and (b) has paid in full or made adequate provision on the Financial Statements for the payment of all taxes.

     4.15 None of this Agreement (including the Exhibits and Schedules hereto), any instrument, certificate or report furnished to the Shareholder when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. The Seller knows of no information or fact that has and/or could have a material adverse effect on it that has not been disclosed to the Buyer in writing.

     4.16 The Seller represents that it has not offered the Securities to the Subscriber in the U.S. or, to the best knowledge of the Seller, to any person in the United States or any U.S. person (as defined in Regulation S promulgated by the United States Securities and Exchange Commission).

     4.17 To the best of the knowledge of the Seller, neither the Seller nor any person acting for the Seller has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S.

     5. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE BUYER. The Buyer hereby represents and warrants to and covenants and agrees with the Seller the following:

     5.1 The Buyer represents and warrants to the Seller that (i) the Buyer is not a "U.S. person" as that term is defined in Rule 902(o) of Regulation S;
(ii) the Securities and the Buyer's Warrants were not offered to the Buyer in the United States and at the time of execution of this Agreement and of any offer to buy the Securities and Buyer's Warrants hereunder the Buyer was physically outside the United States; (iii) the Buyer is purchasing the Securities and Buyer's Warrant for its own account and not on behalf of or for the benefit of any U.S. person and the sale of the Securities has not been prearranged with or on behalf of any buyer in the United States; (iv) the Buyer and to the best knowledge of the Buyer each distributor, if any, participating in the offering of the Securities and Buyer's Warrants, has agreed and the Buyer hereby agrees that all offers and sales of the Securities and the Buyer's Warrants prior to the expiration of a period commencing on the closing of all the sale of all Debentures offered by this Agreement and ending one year thereafter (the "Distribution Compliance Period") shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S. The Buyer is not a dealer or underwriter with respect to this transaction and is a "distributor" as defined in Regulation S.

     5.2 The Purchase Price to be paid by Buyer to Seller for the Securities and Buyer's Warrants has been determined by Buyer as fair and appropriate based solely upon Buyer's independent investigation and due diligence of the Seller, and neither the Seller nor any of its agents, including, without limitation, any of their officers, directors, employees, accountants and attorneys, has made any representations or warranties whatsoever in connection with the sale of the Securities and Buyer's Warrants by the Seller to the Buyer, except as specifically set forth herein. The Buyer has had sufficient opportunity in connection with the sale of the Securities and Buyer's Warrants to review the Seller's business and affairs (including, without limitation, the Seller's financial statements and other information) and to inquire of the Seller's management with respect thereto. The Buyer has had answered to its satisfaction any questions with respect to the Seller's business and affairs. The Buyer further has had the opportunity to obtain independent financial, legal, accounting, business, tax and other appropriate advice with respect to the transactions contemplated by this Agreement, and is not relying upon the Seller or any of its agents in any manner in connection with same.

     5.3 The certificates representing the Securities and the Buyer's Warrants shall bear the first legend set forth on the first page of this Agreement and any other legend, if such legend or legends are reasonably required by the Seller to comply with state, federal or foreign law.

     5.4 The Buyer understands and agrees with the Seller, that in the absence of the registration of the Securities, the Buyer's Warrants and the underlying Common Stock under the Act, the Securities, the Buyer's Warrants and the underlying Common Stock may only be resold as provided for in Rules 903 or 904 of Regulation S, pursuant to a valid exemption from registration under the Act, including sales under Rule 144. Rule 144, promulgated by the United States Securities and Exchange Commission under the Act, may not be currently available for sale of the Securities and Buyer's Warrants and underlying Common Stock in the United States, and there is no assurance that it will be available at any particular time in the future. Sales of Common Stock underlying the Securities and the Buyer's Warrants may be made in reliance upon Rule 144 but only (i) limited quantities after the completion of the Distribution Compliance Period (for Common Stock underlying the Warrants, one year after exercise if latter), or (ii) in unlimited quantities by non-affiliates after the first yearly anniversary of the completion of the Distribution Compliance Period (for Common Stock underlying the Warrants, two years after exercise if latter), in each case in accordance with the conditions of the Rule, all of which must be met (including the requirement, if applicable, that adequate information concerning the Seller is then available to the public).

     5.5 To the best of the knowledge of the Buyer and Seller neither the Buyer nor any distributor, if any, participating in the offering of the Securities and Buyer's Warrants nor any person acting for the Buyer or any such distributor has conducted any "directed selling efforts" as that terms is defined in Rule 902 of Regulation S.

     5.6 The Buyer understands that the Securities, the Buyer's Warrants and all underlying Common Stock have not been registered under the Act and are being offered and sold pursuant to a "safe harbor" from registration contained in Regulation S promulgated under the Act based in part upon the representations of the Seller contained herein. The Seller has reviewed the terms of the Warrants and the Buyer's Warrants and is aware of the restrictions on exercise of the Warrants and the Buyer's Warrants by U.S. Persons, namely the following:

     THE WARRANTS AND THE BUYER'S WARRANTS MAY ONLY BE EXERCISED (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS OR BUYER'S WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (1v) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS AND THE BUYER'S WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANTS AND THE BUYER'S WARRANTS CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE SELLER PRIOR TO EXERCISE OF THE WARRANTS AND BUYER'S WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     5.7 The Buyer knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities and the Buyer's Warrants, the Buyer's Warrants or any underlying Common Stock.

     5.8 The Buyer is acquiring the Securities to be issued and sold hereunder (and the Common Shares issuable thereunder) as a nominee (but is acquiring the Buyer's Warrants (and the underlying Common Stock) for its own account for investment and not as a nominee and not with a view to the distribution thereof). The Buyer understands that it must bear the economic risk of this investment indefinitely unless the sale of such Securities and Buyer's Warrants and the underlying shares of Common Stock is registered pursuant to the Act, or an exemption from such registration is available, and that the Buyer has no present intention of registering any such sale of the Securities, the Buyer's Warrants and any underlying Common Stock, except as otherwise specifically provide for herein. The Buyer represents and warrants to the Seller that it has no present plan or intention to sell any of such Securities, the Buyer's Warrants and the underlying Common Stock in the United States or to a United States person pursuant to any predetermined arrangements. The Buyer covenants that neither it not its affiliates nor any person acting on its or their behalf has the intention of entering or will enter during the Distribution Compliance Period, into any put option, short position, hedging transactions, equity swaps or other similar instrument or position with respect to any of such Securities, the Buyer's Warrants and the underlying Common Stock or securities of the same class as any of such Securities, the Buyer's Warrants and the underlying Common Stock in violation of the Act and neither the Buyer nor any of its affiliates or any person acting on its or their behalf will use at any time any of such acquired pursuant to this Agreement to settle any put option, short position, hedging transactions, equity swaps or other similar instrument or position that may have been entered into prior to the execution of this Agreement in violation of the Act.

     5.9 The Buyer further covenants that it will not make any sale, transfer or other disposition of the Securities and the Buyer's Warrants or any underlying Common Stock in violation of the Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

     5.10 The Buyer has the full power and authority to execute, deliver and perform this Agreement. This Agreement when executed and delivered by the Buyer will constitute a valid and legally binding obligation of the Buyer, enforceable in accordance with its terms except for bankruptcy and equitable remedies.

     5.11 The Buyer has reviewed with his, her or its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Buyer is relying solely on such advisors and not on any statements or representations of the Seller or any of its agents and understands that the Buyer (and not the Seller) shall be responsible for the Buyer's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     5.12 The Buyer acknowledges that it has had this Agreement and the transactions contemplated by this Agreement reviewed by its own legal counsel. The Buyer is relying solely on such counsel and not on any statements or representations of the Seller or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

     5.13 The Buyer is a "distributor" as defined in Regulation S and will send to any broker/dealer or other person receiving a commission on the sale of the Securities, the Buyer's Warrants and the underlying Common Stock, a confirmation or other notice stating that such person is subject to the same restrictions on transfer to U.S. Persons or for the account of or benefit of U.S. Persons during the Distribution Compliance Period as provided herein.

     5.14 Upon any transfer of the Securities, the Buyer's Warrants or the underlying Common Stock unless such transfer is subject to Rule 144 or is covered by a current and effective registration statement under the Act, the transferee must supply to the Seller with the same representations and warranties as provided for in Section 5 hereof.

     5.15 NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE DEBENTURES, THE WARRANTS OR THE BUYER'S WARRANTS, THE SELLER DOES NOT HAVE TO AND WILL NOT RECOGNIZE AND WILL TREAT AS NULL AND VOID ANY ATTEMPT TO TRANSFER THE DEBENTURES, THE WARRANTS, THE BUYER'S WARRANTS AND THE UNDERLYING COMMON STOCK MADE IN VIOLATION OF THIS AGREEMENT OR REGULATION S OR TO EXERCISE THE WARRANTS AND THE BUYER'S WARRANTS OTHER THAN AS PROVIDED THEREIN.

     6.     REGISTRATION  UNDER  THE  SECURITIES  ACT  OF  1933.

     (a) As soon as possible after this date (but in no case prior to the Initial Funding Date), the Seller will include in an appropriate form of registration statement filed under the Securities Act of 1933 (the "Act") for resale by the potential holders (the "Buyer") the following shares of Common Stock, but only Common Stock, of the Seller (collectively, the "Resale Securities"):

     (i) One hundred one hundred percent (100%) of the shares underlying the Debentures, assuming the aggregate outstanding Principal Sum was Five Million Dollars ($5,000,000) based on the conversion prices set forth in Section 3 above.

     (ii) One hundred percent (100%) of the shares underlying the Warrants to purchase for aggregate of One Million Dollars ($1,000,000) of the Common Stock of the Seller based on an exercise price per share as set forth in Section 3 above.

     (b) The Seller shall use its best efforts to cause the registration statement provided for in Section 6(a) hereof to become effect under the Act no latter than the ninetieth (90th) day after the Initial Funding Date; provided, that if such registration statement has not been declared effective by the close of such ninetieth (90th) day after the Initial Funding Date, then for each of the next thirty (30) days after such ninetieth (90th) day after the Initial Funding Date that such registration statement has not been declared effective, the Seller shall pay the Holder an amount equal to the Principal Sum funded on the Initial Funding Date times Nine Hundred Eighty Six One Thousands of a percent (0.986%); provided further, that if such registration statement has not been declared effective by the close of the one hundred twentieth (120th) day after the Initial Funding Date, then for each day after such one hundred twentieth (120th) day after the Initial Funding Date that such registration statement has not been declared effective, the Seller shall pay the Holder and amount equal to the Principal Sum funded on the Initial Funding Date times One Thousand Six Hundred Four-four One Ten Thousands of a percent (0. 1644 %). Any amounts due to the Holder under this Section 6(b) shall be paid by check no later than the next business day after an amount is incurred.

     (c)     The following provision of this Section 6 shall also be applicable:

     (i) The Buyer shall furnish the Seller with such appropriate information (relating to the intentions of such holders with regard to the sale of the Resale Securities included in the registration statement as the Seller shall reasonably request in writing. Following the effective date of such registration statement, the Seller shall upon the request of the Buyer forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by the Buyer to permit the Buyer to make a public offering of all the Resale Securities from time to time offered or sold to the Buyer provided that the Buyer shall from time to time furnish the Seller with such appropriate information (as provided for in the immediately proceeding sentence) as the Seller shall request in writing and provided, further, that the Seller shall keep such registration statement current and effective until the last to occur of thirtieth (30th) day after the last to occur of (i) the Principal Sum of the Debentures being reduced to zero or (ii) the first to occur of the exercise or all of the Warrants and the Buyer's Warrants or the expiration of the Warrants and the Buyer's Warrants. The Seller shall also use its best efforts to qualify the Resale Securities for sale in New York and Florida, provided that the Seller shall not be required to file a general consent to service of process in any state pursuant to this sentence.

     (ii) The Seller shall fill the registration statement at its own expense and without charge to the Buyer. The Buyer shall, however, bear the fees of his own counsel and any transfer taxes or underwriting discounts or commissions applicable to the Resale Securities sold by it pursuant thereto.

     (iii) The Seller shall indemnify and hold harmless the Buyer and each underwriter, within the meaning of the Act, who may purchase from or sell for any the Buyer any Resale Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 6 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Seller by the Buyer or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Seller shall not be obliged so to indemnify any such underwriter or controlling person unless such underwriter shall at the same time indemnify the Seller, its directors, each officer signing the related registration statement and each person, if any, who controls the Seller within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 6 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Seller by any such underwriter expressly for use therein.

     (iv) The Seller's agreements with respect to the Resale Securities in this Section 6 shall continue in effect regardless or the conversion and surrender of the Debenture or any exercise of the Warrants or the Buyer's Warrants. The registration rights of the Buyer under this Section 6 will inure to the benefit and be assignable automatically to any transferee of the Securities, the Warrants, the Buyer's Warrants or the underlying Common Stock, except for any such underlying Common Stock sold pursuant to a registration statement under the Act or sold pursuant to Rule 144.

     7. ENTIRE AGREEMENT. This Agreement, and the Exhibits hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relating to such subject matter.

     8. CHOICE OF LAW AND VENUE. This Agreement shall be governed by and construed under the laws of the Province of Alberta, Canada, without regard to choice of laws, in force from time to time. Any proceeding arising out of this Agreement shall be brought in Ontario, Canada.

     9. ATTORNEYS' FEES. In any action to enforce this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs, including, without limitation, attorneys' fees.

     10. PARTIES BOUND. This Agreement is binding on and shall inure to the benefit of the parties and their respective successors, assigns, heirs, and legal representatives.

     11. NOTICES. Except as otherwise provided herein, all notices, instructions or other communications required or permitted hereunder shall be in writing and sent by registered mail, postage prepaid, addressed as follows:

     To  Jaws  Technologies  Inc.

1013  17th  Avenue  SW
Calgary,  Alberta  Canada  TH  OA7
Fax:  403-508-5058
Voice:  403-508-5055
Attn:  Robert  Kubbernus
President  and  CEO  To  Thomson  Kernaghan  &  Co.  Limited:

365  Bay  Street,
Toronto,  Ontario  Canada  M5H  2V2
Fax:  416-367-8055
Voice:  416-860-8800
Attn:  Robert  F.  Wilson

or such other address, telephone numbers or contact persons as shall be furnished in writing by such party to the other parties hereto. Any such notice, instruction or communication shall be deemed to have been given three (3) business days after the date mailed by registered mail or if sent by fax, upon electronic confirmation or receipt.

     12. GENDER. Masculine nouns and pronouns shall include feminine nouns and pronouns.

     13. ARBITRATION. All disputes that may arise between the parties regarding the interpretation or application of this Agreement and the Exhibits thereto and the legal affect of this Agreement shall, to the exclusion of any court of law, be arbitrated and determined by a board of arbitrators, unless the parties can resolve the dispute by mutual agreement. Either party shall have the right to submit any dispute to arbitration thirty (30) days after the other party has been notified as to the nature of the dispute. If the dispute goes to arbitration, each party shall select one arbitrator and the two arbitrators so selected shall jointly select a third arbitrator. The arbitration shall be governed by the arbitration rules of the International Chamber of Commerce. The arbitration proceeding shall be governed by the statutes of the Province of Ontario, Canada, and the proceeding shall be held in Toronto, Ontario, Canada.
Anything to the contrary contained in the above-mentioned rules and statutes notwithstanding, the parties consent that any papers, notices, or process necessary or proper for the institution or continuance of, or relating to any arbitration proceeding, or for the confirmation of an award and entry of judgment on any award made, including appeals in connection with any judgment or award, may be served on each of the parties by registered mail addressed to the party at the principal office of the party, or by personal service on the party in or without the above-mentioned state. The parties recognize and consent to the above-mentioned arbitration association's jurisdiction over each and every one of them.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Seller:     JAWS  TECHNOLOGIES,  INC.

By:
Its:

Buyer:     THOMSON  KERNAGHAN  &  CO.  LTD.

By:
Its:

                                  EXHIBIT LIST


Exhibit  A     FORM  OF  WARRANT  TO  PURCHASE  SHARES  OF  COMMON  STOCK
Exhibit  B     10%  CONVERTIBLE  DEBENTURE
Exhibit  C     ESCROW  AGREEMENT
Exhibit  D     FORM  OF  BUYER  WARRANTS

                         Exhibit 5.1.1 and 23.1 - Page 2
                             EXHIBIT 5.1.1 AND 23.1


                        S O N F I E L D  &  S O N F I E L D
                             A PROFESSIONAL CORPORATION


LEON SONFIELD (1865-1934). . . . . . .  ATTORNEYS AT LAW
GEORGE M. SONFIELD (1899-1967)
ROBERT L. SONFIELD (1893-1972) . . . .  770 SOUTH POST OAK LANE
____________________ . . . . . . . . .  HOUSTON, TEXAS 77056-1913
  SONFIELD@IBM.NET
FRANKLIN D. ROOSEVELT, JR. (1914-1988)
  TELECOPIER (713) 877-1547. . . . . .  NEW YORK
  ____ . . . . . . . . . . . . . . . .  LOS ANGELES
ROBERT L. SONFIELD, JR.. . .TELEPHONE (713) 877-8333   WASHINGTON, D.C.
MANAGING DIRECTOR


                                  August , 1999


Board  of  Directors
JAWS  Technologies,  Inc.
1013  17th  Avenue  SW  T2T  0A7
Calgary,  Alberta  CANADA

Dear  Gentlemen:

     In our capacity as counsel for JAWS Technologies, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 17,154,900 shares of common stock upon the conversion of debentures and exercise of warrants owned by the selling security holders all as set out and described in the Company's Registration Statement on Form SB-2 (File No. 333-65583) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement and the Prospectus constituting a part of the Registration Statement.

     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

     (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

     (3) The maximum of 17,154,900 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable;

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours  very  truly,

/s/SONFIELD  &  SONFIELD
------------------------
SONFIELD  &  SONFIELD

                               Exhibit 21 - Page 1
                                   EXHIBIT 21

                              SUBSIDIARIES OF JAWS



                 Jaws Technologies, Inc., an Alberta corporation

                              Exhibit 23.2 - Page 1
                                  EXHIBIT 23.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1999 except for Note 17 which is at April 26, 1999, in the Pre-effective Amendment No. 3 to the Registration Statement and related Prospectus (Form SB-2 No. 33-65583) of Jaws Technologies Inc., a Nevada corporation, for the Registration of 17,154,900 shares of its common stock.



Calgary,  Canada     Signed:  Ernst  &  Young  LLP
August  5,  1999     Chartered  Accountants